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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934, as amended

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under ss. 240.14a-12

PACIFIC PREMIER BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined based on
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1.	Amount Previously Paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

17901 Von Karman Avenue, Suite 1200
Irvine, California 92614
949-864-8000

April [    •    ], 2016

Fellow Stockholders:

              On behalf of the Board of Directors and management of Pacific Premier Bancorp, Inc. (the "Company"), you are cordially invited to attend the Annual Meeting of Stockholders of the Company ("Annual Meeting"). The Annual Meeting will be held on Tuesday, May 31, 2016, at 9:00 a.m., Pacific Time, at the Company's corporate headquarters located at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614.

              The attached Notice of the Annual Meeting and Proxy Statement describe in greater detail all of the formal business that will be transacted at the Annual Meeting. Directors and officers of the Company will be present at the Annual Meeting to respond to any questions that you may have regarding the business to be transacted.

              The Board of Directors of the Company has determined that each of the proposals that will be presented to the stockholders for their consideration at the Annual Meeting are in the best interests of the Company and its stockholders, and unanimously recommends and urges you to vote "FOR" each director nominee, "FOR" an annual advisory vote on executive compensation and "FOR" each of the other proposals presented in the attached Proxy Statement for the reasons set forth therein.

              We encourage you to attend the Annual Meeting in person if it is convenient for you to do so. If you are unable to attend, it is important that you vote via the Internet, by telephone, or sign, date and return the enclosed proxy card in the enclosed postage-paid envelope. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the transaction of business at the Annual Meeting.

              On behalf of the Board of Directors and all of the employees of the Company, we thank you for your continued support.

Best Regards,

Steven R. Gardner
 President and Chief Executive Officer

PACIFIC PREMIER BANCORP, INC.
17901 Von Karman Avenue, Suite 1200
Irvine, California 92614
949-864-8000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 31, 2016

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders ("Annual Meeting") of Pacific Premier Bancorp, Inc. (the "Company") will be held on Tuesday, May 31, 2016 at 9:00 a.m., Pacific Time, at the Company's corporate headquarters located at 17901 Von Karman Avenue, Suite 1200, Irvine, California, to consider and act upon the following matters:

  1.
  To elect ten (10) directors, each for a one-year term, or until their successors are elected and qualified;

  2.
  To approve, on a non-binding advisory basis, the Company's executive compensation;

  3.
  To amend the Company's Amended and Restated Certificate of Incorporation, as amended, to increase the Company's authorized shares of common stock from 50,000,000 to 100,000,000 shares;

  4.
  To ratify the appointment of Vavrinek, Trine, Day & Co., LLP as the Company's independent auditor for the fiscal year ended December 31, 2016;

  5.
  To adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve Item 3; and

  6.
  To transact such other matters as may properly come before the meeting and at any adjournments thereof. Management is not aware of any other such business.

The Board of Directors has fixed April 4, 2016 as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

By Order of the Board of Directors, Robert A. Tidd Corporate Secretary Irvine, California April [•], 2016

IMPORTANT: Whether or not you expect to attend the Annual Meeting, we urge you to vote your proxy at your earliest convenience via the Internet, by telephone or mail by using the enclosed postage-paid reply envelope. This will ensure the presence of a quorum at the Annual Meeting and will save the Company the expense of additional solicitation. Submitting your proxy will not prevent you from voting your shares in person at the Annual Meeting if you desire to do so. Your proxy is revocable at your option in the manner described in the Proxy Statement.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON MAY 31, 2016

The proxy materials for this Annual Meeting, which consist of the Proxy Statement, annual report, and form of proxy, are available over the Internet at www.voteproxy.com.

If you would like to vote in person at the Annual Meeting and would like to obtain directions to the Annual Meeting, please contact Investor Relations, Pacific Premier Bancorp, Inc., 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614 at (949) 864-8000. All persons attending the Annual Meeting must present photo identification.

ITEM 5. ADJOURNMENT OF THE ANNUAL MEETING	55
REPORT OF THE AUDIT COMMITTEE	56
ANNUAL REPORT	56
HOUSEHOLDING	57
STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING	57
OTHER MATTERS	58
Appendix A	A-1

PACIFIC PREMIER BANCORP, INC.
17901 Von Karman Avenue, Suite 1200
Irvine, California 92614

PROXY STATEMENT

GENERAL INFORMATION
For the 2016 Annual Meeting of Stockholders
To Be Held on Tuesday, May 31, 2016

              Our Board of Directors is soliciting proxies to be voted at our 2016 Annual Meeting of Stockholders ("Annual Meeting") on May 31, 2016, at 9:00 a.m., Pacific Time, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders (the "Notice") and in this Proxy Statement. This Proxy Statement and the proxies solicited hereby are being first sent or delivered to stockholders of the Company on or about April [    •    ], 2016.

              As used in this Proxy Statement, the terms "Company," "we," "us" and "our" refer to Pacific Premier Bancorp, Inc., the term "Bank" refers to Pacific Premier Bank and the terms "Board of Directors" and "Board" refers to the Board of Directors of the Company.

Questions and Answers about these Proxy Materials and the Annual Meeting

Question: Why am I receiving these materials?

Answer:    Our Board of Directors is providing these proxy materials to you in connection with the Annual Meeting, to be held on May 31, 2016. As a stockholder of record as of April 4, 2016 (the "Record Date"), you are invited to attend the Annual Meeting, and are entitled to and requested to vote on the items of business described in this Proxy Statement.

Question: What information is contained in this Proxy Statement?

Answer:    This information relates to the proposals to be voted on at the Annual Meeting, the voting process, compensation of our directors and most highly paid executives, and certain other required information.

Question: Can I access the Company's proxy materials and annual report electronically?

Answer:    Yes. The Proxy Statement, form of proxy and annual report are available at www.voteproxy.com. To view this material, you must have available the 12-digit control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.

Question: Who is soliciting my vote pursuant to this Proxy Statement?

Answer:    Our Board of Directors is soliciting your vote at the Annual Meeting.

Question: Who is entitled to vote?

Answer:    Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.

Question: How many shares are eligible to be voted?

Answer:    As of the Record Date, we had 27,543,733 shares of common stock outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each of the ten (10) director nominees to be elected and one vote on each other matter to be voted on at the Annual Meeting.

Question: What am I voting on?

Answer:    You are voting on the following matters:

  •
  The election of ten (10) director nominees. Our director nominees are:

  Kenneth A. Boudreau, John J. Carona, Ayad A. Fargo, Steven R. Gardner, Joseph L. Garrett, John D. Goddard, Jeff C. Jones, Michael L. McKennon, Zareh H. Sarrafian, and Cora M. Tellez;

  •
  The approval, on a non-binding advisory basis, of the Company's executive compensation;

  •
  The amendment of our Amended and Restated Certificate of Incorporation, as amended (our "Certificate of Incorporation"), to increase our authorized shares of common stock from 50,000,000 to 100,000,000 shares;

  •
  The ratification of the appointment of Vavrinek, Trine, Day & Co., LLP ("VTD") as the Company's independent auditor for the fiscal year ended December 31, 2016; and

  •
  The adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve Item 3.

Question: How does our Board of Directors recommend that I vote?

Answer:    Our Board recommends that stockholders vote their shares as follows:

  •
  "FOR" each director nominee;

  •
  "FOR" the approval, on a non-binding advisory basis, of the Company's executive compensation;

  •
  "FOR" the amendment of our Certificate of Incorporation to increase our authorized shares of common stock from 50,000,000 to 100,000,000 shares;

  •
  "FOR" the ratification of the appointment of VTD as the Company's independent auditor for the fiscal year ended December 31, 2016; and

  •
  "FOR" the adjournment of the Annual Meeting to solicit additional proxies.

Question: How many votes are required to hold the Annual Meeting and what are the voting procedures?

Answer:    Quorum Requirement:    As of the Record Date, 27,543,733 shares of the Company's common stock were issued and outstanding. A majority of the outstanding shares entitled to vote at the Annual Meeting, present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

Required Votes:    Each outstanding share of our common stock is entitled to one vote on each proposal at the Annual Meeting.

If there is a quorum at the Annual Meeting, the matters to be voted upon by the stockholders require the following votes for such matter to be approved:

  •
  Election of Directors.  Because the election of directors to occur at the Annual meeting is not contested, the vote required for the election of each of the ten (10) director nominees by the stockholders is the affirmative vote of a majority of the votes cast in favor of or against the election of such director nominee. There is no cumulative voting for our directors. If you indicate "withhold authority to vote" for a particular nominee on your proxy card, your vote will not count either "FOR" or "AGAINST" the nominee. Abstentions are not counted in the election of directors and do not affect the outcome.

  •
  Advisory Vote on Approval of Executive Compensation.  The affirmative vote of holders of at least of a majority of the shares for which votes are cast at the Annual Meeting is required to approve, on a non-binding advisory basis, the Company's executive compensation. Abstentions will not be counted as votes cast and, therefore, will not affect the outcome.

  •
  Increase in Authorized Shares.  The affirmative vote of holders of at least the majority of our outstanding shares is required to approve the amendment to the Certificate of Incorporation to increase our outstanding shares of common stock from 50,000,000 to 100,000,000 shares.

  •
  Ratification of Independent Auditors.  The affirmative vote of holders of at least the majority of the shares for which votes are cast at the Annual Meeting is required for ratification of the appointment of VTD as our independent auditor for the fiscal year ended December 31, 2016. Abstentions will not be counted as votes cast and, therefore, will not affect the outcome.

  •
  Adjournment of the Annual Meeting.  The affirmative vote of holders of at least the majority of the shares for which votes are cast at the Annual Meeting is required to approve the adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of additional proxies.

If a broker indicates on its proxy that it submits to the Company that it does not have authority to vote certain shares held in "street name," the shares not voted are referred to as "broker non-votes." Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in "street name" on particular proposals under the rules of the New York Stock Exchange, and the "beneficial owner" of those shares has not instructed the broker how to vote on those proposals. If you are a beneficial owner and you do not provide instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares for or against "routine" matters such as Item 4 the ratification of the appointment of our independent registered public accounting firm. Brokers are not permitted to exercise discretionary voting authority to vote your shares for or against "non-routine" matters. All of the matters on which stockholders will be asked to vote on at the Annual Meeting, with the exception of Item 4, Ratification of Independent Auditors, are "non-routine" matters.

Shares represented by proxies that are marked vote "withheld" with respect to the election of any nominee for director will not be considered in determining whether such nominee has received the affirmative vote of a plurality of the shares. Shares represented by proxies that are marked "abstain" with respect to Item 3 will have the effect of a negative vote.

Question: How may I cast my vote?

Answer:    If you are the stockholder of record, you may vote by one of the following four methods (as instructed on the enclosed proxy card):

  •
  in person at the Annual Meeting;
  •
  via the Internet;
  •
  by telephone; or
  •
  by mail.

If you would like to vote in person at the Annual Meeting and would like to obtain directions to the Annual Meeting please contact Investor Relations, Pacific Premier Bancorp, Inc., 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614 at (949) 864-8000.

If you elect to vote by mail and you received a printed proxy card, you may mark, sign, date and mail the proxy card you received from us in the return envelope. If you did not receive a printed proxy card and wish to vote by mail, you may do so by requesting a paper copy of the proxy materials (as described below), which will include a proxy card.

Whichever method of voting you use, the proxies identified on the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card properly voted and returned through available channels without giving specific voting instructions, the proxies will vote the shares as recommended by our Board of Directors.

If you own your shares in "street name," that is, through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive this Proxy Statement and our annual report. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker or the nominee, and you bring the proxy to our Annual Meeting.

Question: How may I cast my vote over the Internet or by telephone?

Answer:    Voting over the Internet:    If you are a stockholder of record, you may use the Internet to transmit your vote up until 11:59 P.M., Eastern Time, May 30, 2016. Visit www.voteproxy.com and have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Voting by Telephone:    If you are a stockholder of record, you may call 1-800-776-9437 and use any touch-tone telephone to transmit your vote up until 11:59 P.M., Eastern Time, May 30, 2016. Have your proxy card in hand when you call and then follow the instructions.

If you hold your shares in "street name," that is through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

Question: How may a stockholder nominate someone at the Annual Meeting to be a director or bring any other business before the Annual Meeting?

Answer:    The Company's Amended and Restated Bylaws (the "Bylaws") require advance notice to the Company if a stockholder intends to attend an annual meeting of stockholders in person and to nominate someone for election as a director or to bring other business before the meeting. Such a notice may be made only by a stockholder of record within the time period established in the Bylaws and described in each year's Proxy Statement. See "Stockholder Proposals for the 2017 Annual Meeting" beginning on page 54.

Question: How may I revoke or change my vote?

Answer:    If you are the record owner of your shares, and you completed and submitted the proxy card, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

  •
  submitting a new proxy card with a later date,
  •
  delivering written notice to our Secretary on or before May 30, 2016, stating that you are revoking your proxy,
  •
  attending the Annual Meeting and voting your shares in person, or
  •
  If you are a record owner of your shares and you submitted your proxy by telephone or via the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be.

              Please note that attendance at the Annual Meeting will not, in itself, constitute revocation of your proxy.

If you own your shares in "street name," you may later revoke your voting instructions by informing the bank, broker or other holder of record in accordance with that entity's procedures.

Question: Who is paying for the costs of this proxy solicitation?

Answer:    The Company will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, officers and regular employees of the Company may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication. We have retained DF King & Co., Inc. to assist in the solicitation at a cost of approximately $7,500.00, plus payment of reasonable out-of-pocket expenses incurred by DF King & Co., Inc.

Question: Who will count the votes?

Answer:    American Stock Transfer & Trust Co. will receive and tabulate the ballots and voting instruction forms.

Question: How can I obtain the Company's Corporate Governance information?

Answer:    Our Corporate Governance information is available on our website at www.ppbi.com under the Investor Relations section. Our stockholders may also obtain written copies at no cost by writing to us at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, Attention: Investor Relations Department, or by calling (949) 864-8000.

Question: How do I request electronic or printed copies of this and future proxy materials?

Answer:    You may request and consent to delivery of electronic or printed copies of future proxy statements, annual reports and other stockholder communications by

  •
  visiting www.voteproxy.com,
  •
  calling 1-800-579-1639, or
  •
  sending an email to sendmaterial@voteproxy.com.

When requesting copies of proxy materials and other stockholder communications, you should have available the 12-digit control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.

INFORMATION ABOUT THE ANNUAL MEETING

              Our Annual Meeting will be held at 9:00 a.m., Pacific Time, on Tuesday, May 31, 2016, at our corporate headquarters located at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614.

 ITEM 1. ELECTION OF DIRECTORS

Board Nominees

              Our Board of Directors has nominated each of the following persons for re-election as a director. Under our Bylaws, directors are elected by the stockholders each year at the annual meeting of stockholders and shall hold office until the next annual meeting and until their successors are elected and qualified. Each nominee is currently a director of the Company and each has indicated that he or she is willing and able to continue to serve as a director. We have provided biographical and other information on each of the nominees beginning on page 7 of this Proxy Statement.

Kenneth A. Boudreau	John J. Carona
Ayad A. Fargo	Steven R. Gardner
Joseph L. Garrett	John D. Goddard
Jeff C. Jones	Michael L. McKennon
Zareh H. Sarrafian	Cora M. Tellez

Vote Required

              Because the election of directors to occur at the Annual meeting is not contested, the vote required for the election of each of the ten (10) director nominees by the stockholders is the affirmative vote of a majority of the votes cast in favor of or against the election of such director nominee. If the election of directors were a contested election, which it is not, director nominees would be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election. There is no cumulative voting for our directors. If you indicate "withhold" for a particular nominee on your proxy card, your vote will not be considered in determining whether a nominee has received the affirmative vote of a majority of the shares in an uncontested election and a plurality of the shares in a contested election. The election of directors is considered a "non-routine" item upon which brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Therefore, broker "non-votes" will not be considered in determining whether a nominee has received the affirmative vote of a majority of the shares in an uncontested election and a plurality of the shares in a contested election.

              If any nominee becomes unable or unwilling to serve, which is not anticipated, the accompanying proxy may be voted for the election of such other person as shall be designated by the Nominating Committee of our Board of Directors. Proxies granted may not be voted for a greater number of nominees than the ten (10) named above. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR each of the nominees listed above.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE "FOR" EACH OF THE DIRECTOR NOMINEES.

Nominated Directors

              Below is information regarding each of our director nominees, each of whom has been nominated for re-election at the Annual Meeting.

              Kenneth A. Boudreau, 66, has served as a director of the Company's Board since 2005. Mr. Boudreau retired in 2012 and is providing management consulting services to the commercial aerospace industry. He was previously President of Coast Composites, Inc., a manufacturing concern in Irvine, California. He joined Coast Composites in 2008 after a 12-year career with M. C. Gill Corporation, a manufacturing concern in El Monte, California, where he last served as President and Chief Executive Officer. Mr. Boudreau joined M. C. Gill Corporation in 1996 as its Chief Financial Officer, assumed progressive responsibilities over time, and was named President and Chief Executive Officer in 2002. Mr. Boudreau had previously been employed by The Quikset Organization in Irvine, California for 15 years where he was initially hired as their controller and advanced to lead their subsidiaries with $40 million in revenue. Mr. Boudreau is a CPA in California, and was employed by Deloitte & Touche before joining The Quikset Organization. He obtained his B.S. degree in Business Administration from California State University, Fullerton.

              John J. Carona, 60, has served as a director of the Company's Board since 2013, when he was appointed to the Board in connection with the Company's acquisition of First Associations Bank ("FAB"), a Dallas, Texas-based state chartered bank. Mr. Carona served as a director of FAB since its inception in 2007. Mr. Carona is the President and Chief Executive Officer of Associations, Inc. ("Associa"), a Texas corporation that specializes in providing management and related services for homeowners associations ("HOAs") located across the United States. Mr. Carona was a six term Senator in the State of Texas from 1990 to 2014, where he represented District 16 in Dallas County. Previously, Mr. Carona was elected to three terms in the Texas House of Representatives. Mr. Carona served as Chairman of the Senate Business and Commerce Committee, Joint Chairman of the Legislative Oversight Board on Windstorm Insurance and as Co-Chairman of the Joint Interim Committee to Study Seacoast Territory Insurance. He also served as a member of the Senate Select Committee on Redistricting and the Senate Criminal Justice, Education and Jurisprudence committees. Previously, he served as Chairman of the Senate Transportation and Homeland Security Committee. Senator Carona received a Bachelor of Business Administration degree in insurance and real estate from The University of Texas at Austin in 1978.

              Ayad A. Fargo, 55, was appointed to the Board of Directors on January 31, 2016, in connection with the Company's acquisition of Security California Bancorp, a California corporation ("SCAF") and the parent company of Security Bank of California, a Riverside, California based state-chartered bank ("SBOC"). Mr. Fargo has served as the President of Biscomerica Corporation, a food manufacturing company based in Rialto, California, since 1984. Prior to joining the Company's and the Bank's boards of directors, Mr. Fargo served as a director of SCAF and SBOC since 2005. Mr. Fargo received his B.S. from Walla Walla University.

              Steven R. Gardner, 55 has been President, Chief Executive Officer and a director of the Company and Bank since 2000. Prior to joining the Company he was an executive of Hawthorne Financial since 1997 responsible for credit administration and portfolio management. He has more than 30 years of experience as a commercial banking executive. He has extensive knowledge of all facets of financial institution management, including small and middle market business banking, investment securities management, loan portfolio and credit risk management, enterprise risk management and retail banking. As the architect of both whole bank and FDIC assisted acquisitions as well as the acquisition of a nationwide specialty finance firm, Mr. Gardner has significant experience in successfully acquiring and integrating financial institutions. Mr. Gardner currently serves on the Boards of Directors of the Federal Reserve Bank of San Francisco and the Federal Home Loan Bank of San Francisco, and he serves as the Chairman of the Finance Committee of the Federal Home Loan Bank of

San Francisco. Mr. Gardner previously served as the Vice Chairman of the Federal Reserve Bank of San Francisco's Community Depository Institutions Advisory Council, a Director and a member of the Executive Committee of the Independent Community Bankers of America ("ICBA"), a director of ICBA Holding Company and ICBA Securities, a registered broker-dealer. Additionally, Mr. Gardner served as the former President and Chairman of the California Independent Bankers. Mr. Gardner holds a B.A. from California State University, Fullerton.

              Joseph L. Garrett, 67, has served as a director of the Company's Board since 2012. Mr. Garrett was the President, Chief Executive Officer, a member and chairman of the Board of Directors for both American Liberty Bank and Sequoia National Bank. He also served as a member of the Board of Directors for Hamilton Savings Bank. Since 2003, Mr. Garrett has been a principal at Garrett, McAuley & Co., which provides mortgage banking advisory services to commercial banks, thrifts, and mortgage banking companies. Mr. Garrett received his A.B. and M.B.A. from the University of California (Berkeley) and his M.A. from the University of Washington (Seattle).

              John D. Goddard, 77, has served as a director of the Company's Board since 1988. Mr. Goddard has been a Certified Public Accountant for the past 43 years. Mr. Goddard was initially employed by W.C. Brassfield, CPA from 1962 to 1965. He formed the partnership, Brassfield and Goddard, CPAs in 1965 and continued practicing there until September 1976. The firm incorporated into Goddard Accountancy Corporation, CPAs where Mr. Goddard practiced and served as President from September 1976 until December 2003. The corporation merged with the firm of Soren McAdam Christenson, LLP in January 2004. Mr. Goddard retired on January 1, 2008 from full-time practice as a CPA and now works part-time on a consulting basis.

              Jeff C. Jones, 61, has served as a director of the Company's Board since 2006, and became Chairman of the Board in August 2012. Mr. Jones is the current Managing Partner and current Executive Committee member of, and partner in, the regional accounting firm Frazer, LLP, which he has been with since 1977. Mr. Jones has over 30 years of experience in servicing small and medium sized business clients primarily within the real estate, construction, and agricultural industries. Mr. Jones is a past president of Inland Exchange, Inc., an accommodator corporation, and has served on the Board of Directors of Moore Stephens North America, Inc. Mr. Jones holds a B.S. degree in Business Administration from Lewis and Clark College in Portland, Oregon, and a Masters of Business Taxation from Golden Gate University. Mr. Jones is a CPA in California, is licensed as a life insurance agent and holds a Series 7 securities license.

              Michael L. McKennon, 55, has served as a director of the Company's Board since 2004, and currently chairs our Audit Committee. Mr. McKennon is a partner with the Newport Beach public accounting firm of dbbmckennon, a registered firm of the Public Company Accounting Oversight Board ("PCAOB"). Prior to joining dbbmckennon, Mr. McKennon was a founding partner of the Irvine, California accounting firm of McKennon Wilson & Morgan LLP, a registered firm of the PCAOB. Mr. McKennon, a CPA in the state of California, has been responsible for audit and accounting practices since 1998 in these firms. Mr. McKennon was previously employed by the accounting firm of PricewaterhouseCoopers LLP and Arthur Andersen & Co. Mr. McKennon has 31 years of experience in private and public accounting, auditing and consulting in Southern California. He obtained his B.A. degree in Business Administration from California State University, Fullerton.

              Zareh H. Sarrafian, 52, was appointed to the Board of Directors on January 31, 2016, in connection with the Company's acquisition of SCAF and its subsidiary, SBOC. Mr. Sarrafian has served as the Chief Executive Officer of Riverside County Regional Medical Center in Riverside, California since 2014. Prior to that, Mr. Sarrafian served as Chief Administrative Officer at Loma Linda Medical Center in Loma Linda, California since 1998. Prior to joining the Company's and the Bank's boards of directors, Mr. Sarrafian served as a director of SCAF and SBOC since 2005. Mr. Sarrafian received his

B.S. from California State Polytechnic University, Pomona, and his M.B.A. from California State University, San Bernardino.

              Cora M. Tellez, 66, has served as a director of the Company's Board since October 2015. Ms. Tellez has served as the Chief Executive Officer and President of both Sterling Health Services Administration, Inc. and Sterling Self Insurance Administration since founding the companies in 2003 and 2010, respectively. Ms. Tellez previously served as the President of the health plans division of Health Net, Inc., an insurance provider that operated in seven states. She also has served as President of Prudential`s western healthcare operations, Chief Executive Officer of Blue Shield of California, Bay Region, and Regional Manager for Kaiser Permanente of Hawaii. Ms. Tellez serves on the boards of directors of HMS Holdings, Inc., (NASDAQ:HMSY) ("HMS") and CorMedix (NYSE:CRMD). For HMS, Ms. Tellez chairs the Nominating and Governance Committee and also serves on the Audit and Compliance Committees. For CorMedix, Ms. Tellez chairs the board of directors as well as the Audit Committee. She also serves on several nonprofit organizations such as the Institute for Medical Quality and UC San Diego's Center for Integrative Medicine. Ms. Tellez received her B.A. from Mills College and her M.S. in public administration from California State University, Hayward.

Executive Officers Who Are Not Serving As Directors

              Below is information regarding each of our executive officers who are not directors of the Company or Bank, including their title, age, date they became an officer of the Company or the Bank, as the case may be, and a brief biography describing each executive officer's business experience.

              Edward Wilcox, 49, Senior Executive Vice President/Chief Banking Officer, was hired in August 2003 as the Bank's Senior Vice President and Chief Credit Officer. In September 2004, Mr. Wilcox was promoted to Executive Vice President and was responsible for overseeing loan and deposit production. In the fourth quarter of 2005, Mr. Wilcox was promoted to Chief Banking Officer and assumed responsibility of the branch network. In March 2014, Mr. Wilcox was promoted to Chief Operating Officer of the Bank, and served in that role until his appointment as Senior Executive Vice President and Chief Banking Officer in April 2015. Prior to joining the Bank, Mr. Wilcox served as Loan Production Manager at Hawthorne Savings for two years and as the Secondary Marketing Manager at First Fidelity Investment & Loan for five years. Mr. Wilcox has an additional nine years of experience in real estate banking, including positions as Asset Manager, REO Manager and Real Estate Analyst at various financial institutions. Mr. Wilcox obtained his B.A. degree in Finance from New Mexico State University.

              E. Allen Nicholson, 49, Executive Vice President/Chief Financial Officer, was hired in May 2015. Mr. Nicholson serves as Chairman of the Bank's Asset Liability Committee. Prior to joining the Company and Bank, Mr. Nicholson started his career as a certified public accountant and auditor with Coopers & Lybrand LLP. Mr. Nicholson subsequently served in various finance roles at Mellon Financial and its successor, BNY Mellon, in functional areas such as commercial banking, private banking, mortgage banking, wealth management, insurance services and brokerage services. Mr. Nicholson concluded his career at BNY Mellon as the Chief Financial Officer of Mellon 1st Business Bank, which at the time had $3.5 billion in total assets, and as the Chief Financial Officer of BNY Mellon Wealth Management's National Banking Business Line. In mid-2008, following the sale of Mellon 1st Business Bank to U.S. Bank Corp., Mr. Nicholson joined then two-year-old 1st Enterprise Bank as its Chief Financial Officer, which grew from $200 million in total assets as a de novo bank to an approximately $800 million institution when Mr. Nicholson departed in late 2014 in connection with its acquisition by CU Bancorp. Mr. Nicholson most recently has served as Executive Vice President and Chief Financial Officer of Pacific Enterprise Bank. Mr. Nicholson received his bachelor's degree in accounting from the University of Dayton and his MBA from Virginia Tech.

              Mike Karr, 47, Executive Vice President/Chief Credit Officer, was hired in April 2006. Mr. Karr oversees the Bank's credit functions and has responsibility for all lending and portfolio operations. He is the Chairman of the Bank's Management Credit Committee and its Credit and Portfolio Review Committee. Prior to joining the Bank, Mr. Karr worked for Fremont Investment & Loan for 11 years as Vice President in charge of their Commercial Real Estate Asset Management department. Mr. Karr obtained his B.A. degree in Economics and Government, cum laude, from Claremont McKenna College and his Masters in Business Administration from the University of California, Irvine.

              Tom Rice, 44, Executive Vice President/Chief Operating Officer, was hired November 2008 as the Bank's Senior Vice President and Chief Information Officer. Mr. Rice has overseen the technology and security functions since 2008 and led the smooth systems conversions and integrations of the last seven acquisitions. Mr. Rice was appointed Executive Vice President and Chief Operating Officer of the Bank in April 2015 and assumed responsibility for all of the day-to-day operations of the Bank. Prior to joining the Bank, Mr. Rice was a founding partner at Compushare where he oversaw the company's expansion and several system conversions of his banking clients. Mr. Rice obtained his B.S. degree in Computer Information Systems from DeVry University.

Corporate Governance

              We value strong corporate governance principles and adhere to the highest ethical standards. These principles and standards, along with our core values of fairness and caring, assist us in achieving our corporate mission. To foster strong corporate governance and business ethics, our Board of Directors continues to take many steps to strengthen and enhance our corporate governance practices and principles. To that end, we have adopted Corporate Governance Guidelines to achieve the following goals:

  •
  to promote the effective functioning of the Board of Directors;
  •
  to ensure that the Company conducts all of its business in accordance with the highest ethical and legal standards; and
  •
  to enhance long-term stockholder value.

              The full text of our Corporate Governance Guidelines is available within our Corporate Governance Policy which is on our website at www.ppbi.com under the Investor Relations section. Our stockholders may also obtain a written copy of the guidelines at no cost by writing to us at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, Attention: Investor Relations Department, or by calling (949) 864-8000.

              The Nominating Committee of our Board of Directors administers our Corporate Governance Guidelines, reviews performance under the guidelines and the content of the guidelines annually and, when appropriate, recommends updates and revisions to our Board of Directors.

    Director Qualifications, Diversity and Nomination Process

              Our Nominating Committee is responsible for reviewing with the Board of Directors annually the appropriate skills and characteristics required of the Board members, and for selecting, evaluating and recommending nominees for election by our stockholders. The Nominating Committee has authority to retain a third-party search firm to identify or evaluate, or assist in identifying and evaluating, potential nominees if it so desires, although it has not done so to date.

              In evaluating both the current directors and the nominees for director, the Nominating Committee considers such other relevant factors, as it deems appropriate, including the current composition of the Board, the need for Audit Committee expertise, and the director qualification guidelines set forth in the Company's Corporate Governance Policy. Under the Company's Corporate

Governance Policy, the factors considered by the Nominating Committee and the Board in its review of potential nominees and directors include: integrity and independence; substantial accomplishments, and prior or current association with institutions noted for their excellence; demonstrated leadership ability, with broad experience, diverse perspectives, and the ability to exercise sound business judgment; the background and experience of candidates, particularly in areas important to the operation of the Company such as business, education, finance, government, law or banking; the ability to make a significant and immediate contribution to the Board's discussions and decision-making; special skills, expertise or background that add to and complement the range of skills, expertise and background of the existing directors; career success that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make; and the availability and energy necessary to perform his or her duties as a director. In addition, the Nominating Committee and the Board believes the composition of the Board should reflect sensitivity to the need for diversity as to gender, ethnic background and experience. Application of these factors involves the exercise of judgment by the Board and cannot be measured in any mathematical or routine way.

              In connection with the evaluation of nominees, the Nominating Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Nominating Committee, in concert with the Company's Chief Executive Officer ("CEO"), interviews prospective nominees. After completing its evaluation, the Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating Committee.

              For each of the nominees to the Board and the current directors, the biographies shown above highlight the experiences and qualifications that were among the most important to the Nominating Committee in concluding that the nominee or the director should serve or continue to serve as a director of the Company. The table below supplements the biographical information provided above.

The vertical axis displays the primary factors reviewed by the Nominating Committee in evaluating a board candidate.

	Boudreau	Carona	Fargo	Gardner	Garrett	Goddard	Jones	McKennon	Sarrafian	Tellez

Experience, Qualifications, Skill or Attribute
Professional standing in chosen field	X	X	X	X	X	X	X	X	X	X
Expertise in financial services or related industry		X		X	X	X	X	X		X
Audit Committee Financial Expert (actual or potential)	X			X	X	X	X	X		X
Civic and community involvement	X	X	X	X	X	X	X	X	X	X
Other public company experience	X		X	X				X	X	X
Leadership and team building skills	X	X	X	X	X	X	X	X	X	X
Specific skills/knowledge:
– finance	X	X	X	X	X	X	X	X	X	X
– marketing		X		X
– public affairs		X			X
– human resources	X	X		X
– governance	X	X	X	X	X	X	X	X	X	X

              Our stockholders may propose director candidates for consideration by the Nominating Committee by submitting the individual's name and qualifications to our Secretary at 17901 Von Karman Avenue, Suite 1200, Irvine, CA 92614. Our Nominating Committee will consider all director candidates properly submitted by our stockholders in accordance with our Bylaws and Corporate Governance Guidelines. Stockholders who wish to nominate candidates for election to our Board at our Annual Meeting of Stockholders must follow the procedures outlined in "Stockholder Proposals for the 2017 Annual Meeting" set forth below.

    Board of Directors Independence

              The Boards of Directors of the Company and the Bank currently have ten (10) directors serving, all of whom are elected annually and will continue to serve until their successors are elected and qualified. Our Corporate Governance Guidelines require that our Board of Directors consist predominantly of non-management directors. This means directors who are not currently, and have not been, employed by us during the most recent three years. Currently, our President and CEO, Mr. Gardner, is the only director who is also a member of management.

              In addition, our Corporate Governance Guidelines require that a majority of the Board of Directors consist of "independent directors" as defined under the NASDAQ Stock Market rules. No director will be "independent" unless the Board of Directors affirmatively determines that the director meets the categorical standards set forth in the NASDAQ rules and otherwise has no relationship with the Company that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.

              The Nominating Committee is responsible for the annual review, together with the Board of Directors, of the appropriate criteria and standards for determining director independence consistent with the NASDAQ Stock Market rules. The Board of Directors has determined that Kenneth A. Boudreau, Ayad A. Fargo, Joseph L. Garrett, John D. Goddard, Jeff C. Jones, Michael L. McKennon, Zareh H. Sarrafian, and Cora M. Tellez are independent and have no material relationships with the Company.

    Responsibilities of the Board of Directors

              In addition to each director's basic duties of care and loyalty, the Board of Directors has separate and specific obligations enumerated in our Corporate Governance Guidelines. Among other things, these obligations require directors to effectively monitor management's capabilities, compensation, leadership and performance, without undermining management's ability to successfully operate the business. In addition, our Board and its committees have the authority to retain and establish the fees of outside legal, accounting or other advisors, as necessary to carry out their responsibilities.

              The directors are expected to avoid any action, position or interest that conflicts with an interest of the Company, or gives the appearance of a conflict. As a result, our directors must disclose all business relationships with the Company and with any other person doing business with us to the entire Board and to recuse themselves from discussions and decisions affecting those relationships. We periodically solicit information from directors in order to monitor potential conflicts of interest and to confirm director independence.

    Board of Directors Leadership Structure

              Our Bylaws provide for a Board of Directors that will serve for one-year terms. The size of the Board shall be designated by the Board, but shall be seven (7) in the absence of such designation. Vacancies on the Board may be filled by a majority of the remaining directors. A director elected to fill a vacancy, or a new directorship created by an increase in the size of the Board, serves for a term expiring at the next annual meeting of stockholders.

              Our Board of Directors has no fixed policy with respect to the separation of the offices of Chairman of the Board of Directors and CEO. Our Board retains the discretion to make this determination on a case-by-case basis from time to time as it deems to be in the best interests of the Company and our stockholders at any given time. The offices of Chairman of the Board of Directors and CEO currently are separated, which reflects the Board's historic belief that separating the positions of Chief Executive Officer and Chairman has been the best structure to fit the Company's needs. The Board periodically reviews whether the separation of these positions remains the best structure for the Company, and in the event that the Board determines that consolidating these offices is appropriate, the Board would designate a lead independent director to ensure independent director oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

    Board of Directors Risk Oversight

              The understanding, identification and management of risk are essential elements for the successful management of our Company. The entire Board of Directors is responsible for oversight of the Company's risk management processes. The Board delegates many of these functions to the Audit Committee. Under its charter, the Audit Committee is responsible for monitoring business risk practices and legal and ethical programs. In this way, The Audit Committee helps the Board fulfill its risk oversight responsibilities relating to the Company's financial statements, financial reporting process and regulatory requirements. The Audit Committee also oversees our corporate compliance programs, as well as the internal audit function. In addition to the Audit Committee's work in overseeing risk management, our full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed, and the board receives reports on risk management from senior officers of the Company and from the chair of the Audit Committee. The board receives periodic assessments from the Company's ongoing enterprise risk management process that are designed to identify potential events that may affect the achievement of the Company's objectives. In addition, our Board and its standing committees periodically request supplemental information or reports as they deem appropriate.

    Communication With Directors

              Individuals may submit communications to any individual director, including our presiding Chairman, our Board of Directors as a group, or a specified Board committee or group of directors, including our non-management directors, by sending the communications in writing to the following address: Pacific Premier Bancorp, Inc., 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614. All correspondence should indicate to whom it is addressed. The Company's Corporate Secretary will sort the Board correspondence to classify it based on the following categories into which it falls: stockholder correspondence, commercial correspondence, regulator correspondence or customer correspondence. Each classification of correspondence will be handled in accordance with a policy unanimously approved by the Board.

    Board Meetings and Executive Sessions

              Our Board of Directors currently holds nine full Board meetings each year. All of our directors are encouraged to attend each meeting in person. Our management provides all directors with an agenda and appropriate written materials sufficiently in advance of the meetings to permit meaningful review. Any director may submit topics or request changes to the preliminary agenda as he or she deems appropriate in order to ensure that the interests and needs of non-management directors are appropriately addressed. To ensure active and effective participation, all of our directors are expected to arrive at each Board and committee meeting having reviewed and analyzed the materials for the meeting. During 2015, our Board of Directors met 14 times. Directors, on average, attended approximately 96% of the Board and applicable Board committee meetings during 2015.

              It is the Company's policy that the independent directors of the Company meet in executive sessions without management at least twice on an annual basis in conjunction with regularly scheduled board meetings. Executive sessions at which the independent directors meet with the Chief Executive Officer also may be scheduled. During 2015, the independent directors met three times in executive session without the presence of management.

    Director Attendance at Company Annual Meetings

              All of our directors are encouraged to attend every Company annual meeting of stockholders. All of our directors attended our 2015 Annual Meeting of Stockholders.

    Director Contact with Management

              All of our directors are invited to contact our Chief Executive Officer and or any of our executive or senior level managers at any time to discuss any aspect of our business. In addition, there generally are frequent opportunities for directors to meet with other members of our management team.

    Corporate Code of Business Conduct and Ethics

              We have implemented a Code of Business Conduct and Ethics applicable to our directors, CEO, Chief Financial Officer ("CFO"), other senior management, and to all of our officers and employees. Our Code of Business Conduct and Ethics provides fundamental ethical principles to which these individuals are expected to adhere. Our Code of Business Conduct and Ethics operates as a tool to help our directors, officers, and employees understand and adhere to the high ethical standards required for employment by, or association with, the Company and the Bank. Our Code of Business Conduct and Ethics is available on our website at www.ppbi.com under the Investor Relations section. Our stockholders may also obtain written copies at no cost by writing to us at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, Attention: Investor Relations Department, or by calling (949) 864-8000. Any future changes or amendments to our Code of Business Conduct and Ethics and any waiver that applies to one of our senior financial officers or a member of our Board of Directors will be posted to our website.

Committees of the Board of Directors

Audit	Compensation	Nominating & Corporate Governance	Executive

Kenneth A. Boudreau	Ayad A. Fargo	Kenneth A. Boudreau	Steven R. Gardner*
Joseph L. Garrett	Joseph L. Garrett*	Jeff C. Jones*	Joseph L. Garrett
Jeff C. Jones	John D. Goddard	Michael L. McKennon	Jeff C. Jones
Michael L. McKennon*	Jeff C. Jones	Zareh H. Sarrafian	Michael L. McKennon
Cora M. Tellez	Cora M. Tellez		Zareh H. Sarrafian

8 meetings held in 2015	5 meetings held in 2015	1 meeting held in 2015	Formed in 2016

*
Chairperson

              A description of the general functions of each of the Company's Board committees and the composition of each committee is set forth below.

              Audit Committee.    The Audit Committee is responsible for selecting and communicating with the Company's independent auditors, reporting to the Board on the general financial condition of the Company and the results of the annual audit, and ensuring that the Company's activities are being conducted in accordance with applicable laws and regulations. The internal auditor of the Bank participates in the Audit Committee meetings. A copy of the Audit Committee charter can be found on the Company's website at www.ppbi.com under the Investor Relations section.

              No member of the Audit Committee receives any consulting, advisory or other compensation or fee from the Company other than fees for service as a member of the Board of Directors, committee member or officer of the Board. Each of the Audit Committee members is considered "independent" under the NASDAQ listing standards and rules of the U.S. Securities and Exchange Commission (the "SEC"). The Board of Directors has determined that Mr. McKennon satisfies the requirements established by the SEC for qualification as an "audit committee financial expert."

              Compensation Committee.    The Compensation Committee reviews the amount and composition of director compensation from time to time and makes recommendations to the Board when it concludes changes are needed. In recommending director compensation, the Compensation Committee considers the potential negative effect on director independence if director compensation and perquisites exceed customary levels. The Compensation Committee also (i) has oversight responsibility for the Bank's compensation policies, benefits and practices, (ii) reviews the Chief

Executive Officer's recommendations concerning individual incentive awards of officers directly reporting to him, (iii) approves all stock option and restricted stock grants, (iv) has oversight responsibility for management planning and succession, and (v) determines the annual salary, the annual bonus, stock options, and restricted stock grants of the Chief Executive Officer ("CEO"), Chief Banking Officer (CBO"), Chief Financial Officer ("CFO"), Chief Credit Officer ("CCO"), and Chief Operating Officer ("COO"). A copy of the Compensation Committee charter can be found on the Company's website at www.ppbi.com under the Investor Relations section.

              The Compensation Committee has the authority, in its sole discretion, to retain and terminate compensation advisors, including approval of the terms and fees of any such arrangement. In 2015, the Compensation Committee engaged Pearl Meyer & Partners ("Pearl Meyer") and McLagan, an Aon Hewitt Company ("McLagan") to assist the Compensation Committee with its responsibilities related to our executive and Board compensation programs. Neither Pearl Meyer nor McLagan provide other services to the Company. Additionally, based on (i) standards promulgated by the SEC and the NASDAQ to assess compensation advisor independence and the analysis conducted by Pearl Meyer and McLagan in its independence review, the Compensation Committee concluded that Pearl Meyer and McLagan are independent and conflict-free advisors to the Company.

              Nominating Committee.    The Nominating Committee has oversight responsibility for nominating candidates as directors and to determine satisfaction of independence requirements. The Nominating Committee has adopted a written charter. A copy of the charter and the Company's Corporate Governance Guidelines can both be found on the Company's website at www.ppbi.com under the Investor Relations section.

              The primary responsibilities of our Nominating Committee include:

  •
  assisting the Board in identifying and screening qualified candidates to serve as directors, including considering stockholder nominees;
  •
  recommending to the Board candidates for election or reelection to the Board or to fill vacancies on the Board;
  •
  aiding in attracting qualified candidates to serve on the Board;
  •
  making recommendations to the Board concerning corporate governance principles;
  •
  periodically assessing the effectiveness of the Board in meeting its responsibilities representing the long-term interests of the stockholders; and
  •
  following the end of each fiscal year, providing the Board with an assessment of the Board's performance and the performance of the Board committees.

              Executive Committee.    The Executive Committee may exercise all authority of the Board in the intervals between Board meetings, except for certain matters. The Executive Committee's primary responsibilities include: (i) acting on behalf of the Board upon any routine operational matters, or such other matters, which, in the opinion of the Chairman of the Board, should not be postponed until the next regularly scheduled meeting of the Board, subject, in each case, to the limitations set forth in the Executive Committee charter and the Company's by-laws; and (ii) form and delegate authority to subcommittees when appropriate. A copy of the Executive Committee charter can be found on the Company's website at www.ppbi.com under the Investor Relations section.

    Compensation Committee Interlocks and Insider Participation

              For 2015, the Compensation Committee was comprised of Messrs. Garrett, Goddard, and Jones, each of whom was an independent director. None of these individuals is or has been an officer or employee of the Company during the last fiscal year or as of the date of this Proxy Statement, or is serving or has served as a member of the compensation committee of another entity that has an executive officer serving on the Compensation Committee. No executive officer of the Company served as a director of another entity that had an executive officer serving on the Compensation Committee. Finally, no executive officer of the Company served as a member of the compensation committee of another entity that had an executive officer serving as a director of the Company.

    Committee Independence and Additional Information

              The Company's Audit, Nominating and Compensation Committees are currently composed entirely of "independent" directors, as defined by our Corporate Governance Guidelines and applicable NASDAQ and SEC rules and regulations. Our Compensation Committee, Audit, Nominating, and Executive Committees each have a written charter, which may be obtained on our website at www.ppbi.com under the Investor Relations section. Company stockholders may also obtain written copies of the charters at no cost by writing to us at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, Attention: Investor Relations Department, or by calling (949) 864-8000.

              The Chair of each committee is responsible for establishing committee agendas. The agenda, meeting materials and the minutes of each committee meeting are furnished in advance to all of our directors, and each committee chair reports on his or her committee's activities to the full Board.

Principal Holders of Common Stock

              The following table sets forth information as to those persons or entities believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of common stock on the Record Date or as represented by the owner or as disclosed in certain reports regarding such ownership filed by such persons with the Company and with the SEC, in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that beneficially owns more than 5% of the Company's common stock as of the Record Date.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)

Common Stock	Fidelity Management & Research 245 Summer Street Boston, MA 02210	1,912,359	(2)	6.94%

  (1)
  As of the Record Date, there were 27,543,733 shares of Company common stock outstanding on which "Percent of Class" in the above table is based.

  (2)
  As reported in the Schedule 13F filed with the SEC on February 12, 2016 for the calendar year ended December 31, 2015.

Security Ownership of Directors and Executive Officers

              This table and the accompanying footnotes provide a summary of the beneficial ownership of our common stock as of the Record Date, by (i) our directors, (ii) our executive officers named in the Summary Compensation Table, also referred to herein as the Named Executive Officers ("NEO's"), and (iii) all of our current directors and executive officers as a group. The following summary is based on information furnished by the respective directors and officers.

              Each person has sole voting and investment power with respect to the shares they beneficially own.

					Total Beneficial Ownership
		Unvested Restricted Stock (1)
	Common Stock		Options Exercisable (1)
Name				Warrants	# (2)	% (3)

	A	B	C	D	E	F
Kenneth A. Boudreau	34,867	-	33,500	-	68,367	0.24%
John J. Carona	14,491	-	7,500	-	21,991	0.08%
Joseph L. Garrett	62,420	-	17,500	-	79,920	0.28%
John D. Goddard	70,806	-	33,500	-	104,306	0.37%
Jeff C. Jones	107,693	-	28,500	-	136,193	0.48%
Michael L. McKennon	33,000	-	33,500	-	66,500	0.24%
Cora Tellez	5,725	-	-	-	5,725	0.02%
Steven R. Gardner	229,646	-	292,125	-	521,771	1.85%
Eddie Wilcox	52,737	-	132,832	-	185,569	0.66%
E. Allen Nicholson	13,700	-	-	-	13,700	0.05%
Mike Karr	18,111	-	98,665	-	116,776	0.41%
Tom Rice	22,476	-	33,665	-	56,141	0.20%

Stock Ownership of all Directors and Executive Officers as a Group (11 persons)	665,672	-	711,287	-	1,376,959	4.87%

  (1)
  In accordance with applicable SEC rules, only shares of unvested restricted stock that vest, or options that are exercisable within 60 days after the Record Date are included in this column.

  (2)
  The amounts in column E are derived by adding shares, unvested restricted stock, options exercisable, and warrants listed in columns A, B, C and D of the table.

  (3)
  The amounts contained in column F are derived by dividing the amounts in column E of the table by (i) the total outstanding shares of 27,543,733 plus (ii) the amount in column C for that individual or the group, as applicable, plus (iii) the total amount in column D for that individual or the group, as applicable.

Compensation of Non-Employee Directors

              The Board of Directors, acting upon a recommendation from the Compensation Committee, annually determines the non-employee directors' compensation for serving on the Board of Directors and its committees. In establishing director compensation, the Board of Directors and the Compensation Committee are guided by the following goals, compensation should:

  •
  consist of a combination of cash and equity awards that are designed to fairly pay the directors for work required for a company of our size and scope;
  •
  align the directors' interests with the long-term interests of the Company's stockholders; and

  •
  assist with attracting and retaining qualified directors.

              The Compensation Committee and the Board of Directors most recently completed this process in December 2015. To better align the Company's director compensation relative to our peer group, as identified below, it was determined that the director compensation for 2016 will increase from the 2015 compensation as detailed below. The Company does not pay director compensation to directors who are also employees. Below are the elements of compensation paid to non-employee directors for their service on the Board of Directors.

              Cash Compensation.    During the 2015 fiscal year, non-employee directors received the following cash payments for their service on the Boards of Directors of the Company and the Bank:

  •
  an annual cash retainer of $35,000, paid quarterly, for service on the Boards of Directors of the Company and the Bank;
  •
  an additional annual cash retainer of $7,500, paid quarterly, to the Chairman of the Boards of Directors of the Company and the Bank;
  •
  an additional annual cash retainer of $7,500, paid quarterly, to the Chairman of the audit committee of the Company's Board; and
  •
  an additional annual cash retainer of $2,500, paid quarterly, to the members of the audit committee of the Company's Board.

              For the 2016 fiscal year, the cash compensation for non-employee directors serving on the Boards of Directors of the Company and the Bank was changed as follows:

  •
  an annual cash retainer of $55,000, paid quarterly, for service on the Boards of Directors of the Company and the Bank;
  •
  an additional annual cash retainer of $7,500, paid quarterly, to the Chairman of the Boards of Directors of the Company and the Bank;
  •
  an additional annual cash retainer of $7,500, paid quarterly, to the Chairman of the audit committee of the Company's Board;
  •
  an additional annual cash retainer of $2,500, paid quarterly, to the members of the audit committee of the Company's Board;
  •
  an additional annual cash retainer of $5,000, paid quarterly, to the Chairman of the compensation committee of the Company's Board; and
  •
  an additional annual cash retainer of $1,000, paid quarterly, to the members of the compensation committee of the Company's Board.

              Non-employee directors may elect to defer their cash compensation into the Deferred Compensation Plan (see below).

              During 2015, the Company did not provide perquisites to any director in an amount that is reportable under applicable SEC rules and regulations. All non-employee directors are entitled to reimbursement for travel expense incurred in attending Board and committee meetings.

              Stock Compensation.    Each non-employee director is eligible for a grant of either stock options to purchase the Company's common stock or shares of restricted stock issued from the Pacific Premier Bancorp, Inc. 2012 Long-Term Incentive Plan ("2012 Long-Term Incentive Plan"), as recommended by the Compensation Committee. The stock options that the Company awards to its directors vest in equal thirds over three years on each anniversary of the date of grant, subject to earlier vesting on termination of service in certain circumstances. On January 28, 2015, each of our non-employee directors was issued a stock option on 7,500 shares with an exercise price of $15.16.

              To better align the directors' interests with the long-term interests of the Company's stockholders and our peer group, as identified below, the Compensation Committee determined that the equity awards granted to each non-employee director in 2016 will be in the form of shares of restricted stock, which will fully vest on the anniversary of the date of grant, subject to earlier vesting on termination of service in certain circumstances. On January 5, 2016, each of our non-employee directors was granted 2,000 restricted shares.

              Stock Ownership Guidelines for Directors.    The Board of Directors adopted director stock ownership guidelines in March 2012, which require that its directors own shares of the Company's common stock having a value of at least equal to five times the director's annual retainer. Directors have (i) five years from the date the guidelines were adopted, or March 2017, or (ii) for new directors, five years after joining the Board of Directors, to meet the guidelines. As of the Record Date, all directors met the guidelines to the extent applicable to them.

              Health Insurance Benefits.    Non-employee directors can elect to receive insurance benefits from the Company, including long-term care insurance or health care insurance. The Company will contribute up to $4,000 annually for the cost of the premiums for these insurance coverages. If a non-employee director does not elect either insurance benefit, $4,000 will be recorded annually to their deferred compensation account. See "Deferred Compensation Plan" below. The aggregate cost of these benefits in 2015 was $26,000.

              Aggregate Director Compensation in 2015.    In accordance with applicable SEC rules and regulations, the following table reports all compensation the Company paid during 2015 to its non-employee directors.

2015 DIRECTOR COMPENSATION

Name (3)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Nonqualified Deferred Compensation Earnings ($)(1)	All Other Compensation ($)	Total ($)
Kenneth A. Boudreau	37,500	-	35,509	-	3,406	4,000	80,416
John J. Carona	35,000	-	35,509	-	214	4,000	74,723
Joseph L. Garrett	37,500	-	35,509	-	-	4,000	77,009
John D. Goddard	35,000	-	35,509	-	1,014	4,000	75,523
Jeff C. Jones	42,500	-	35,509	-	1,014	4,000	83,023
Michael L. McKennon	42,500	-	35,509	-	6,158	4,000	88,167
Cora Tellez	5,833	-	-	-	-	-	5,833

Total	235,833	-	213,056	-	11,806	24,000	484,695

  (1)
  Represents changes in earnings on deferred fees and the deferred compensation plan detailed below.

  (2)
  The value of options granted in 2015 was determined based upon the aggregate grant date fair value as computed pursuant to FASB ASC Topic 718. Refer to Note 16 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of the assumptions underlying the option award valuations.

  (3)
  As of December 31, 2015, each of the non-employee directors held options to purchase the Company's common stock as follows: Mr. Boudreau – 41,500; Mr. Carona – 15,000; Mr. Garrett – 17,500; Mr. Goddard – 41,000; Mr. Jones – 41,000; and Mr. McKennon – 41,000.

    Deferred Compensation Plan

              The Bank created a Directors' Deferred Compensation Plan in September 2006 which allows non-employee directors to defer Board of Directors' fees and provides for additional contributions from any opt-out portion of the Long-Term Care Insurance Plan. See "Long-Term Care Insurance Plan" under "Executive Compensation" below. The deferred compensation is credited with interest by the Bank at prime plus one percent through January 31, 2014, after which the rate was changed to prime minus one percent and the accrued liability is payable upon retirement or resignation. The Directors' Deferred Compensation Plan is unfunded. The Company is under no obligation to make matching contributions to the Directors' Deferred Compensation Plan. As of December 31, 2015, the unfunded liability for the plan was $1.4 million and the interest expense for 2015 was $64,000. The table below shows the totals for the Deferred Compensation Plan contributions and earnings, for our Directors, for the year ended December 31, 2015.

2015 NONQUALIFIED DIRECTOR DEFERRED COMPENSATION

Name	Aggregate Balance at Fiscal Year- End Prior to Last Fiscal Year-End ($)	Director Contributions in Last Fiscal Year ($)	Contributions in Lieu of Health Insurance in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Kenneth A. Boudreau	148,455	-	-	3,406	-	151,861
John J. Carona	7,415	-	4,000	214	-	11,629
Joseph L. Garrett	-	-	-	-	-	-
John D. Goddard	42,287	-	4,000	1,014	-	47,301
Jeff C. Jones	42,287	-	4,000	1,014	-	47,301
Michael L. McKennon	248,015	35,064	1,498	6,158	-	290,734
Cora Tellez	-	-	-	-	-	-

Total	488,458	35,064	13,498	11,806	-	548,827

Executive Compensation Discussion & Analysis

              The following discussion and analysis of compensation arrangements of our NEO's, who are described below, for 2015, which we refer to as the "CD&A", should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The Compensation Committee may adopt from time to time additional compensation arrangements or modify current compensation arrangements with our NEO's based upon its evaluation of the need for such modifications to achieve the objectives of our compensation program discussed below. Our NEO's for 2015 include:

Name	Title

Steven Gardner	President & Chief Executive Officer
Eddie Wilcox	Senior Executive Vice President & Chief Banking Officer
Allen Nicholson	Executive Vice President & Chief Financial Officer
Mike Karr	Executive Vice President & Chief Credit Officer
Tom Rice	Executive Vice President & Chief Operating Officer

              In 2015, the Company held a stockholder advisory vote on the compensation of its NEO's, also referred to as a say-on-pay vote. The Company's stockholders approved the compensation of the NEO's with 74.7% of stockholder votes cast in favor of the say-on-pay advisory vote. As the Compensation Committee evaluated its compensation policies and overall objectives for 2016, it took into consideration the support of the stockholders, shareholder and shareholder advisory comments on the Company's compensation program and evolving market best practices for our industry. As a result, the Compensation Committee revised the long-term incentive plan for the NEO's 2016 equity awards which occurred after the fiscal year and is described in greater detail below under "2016 Equity Awards." The Compensation Committee decided to retain the general approach and structure of the Company's executive compensation program for the balance of the program.

    Compensation Philosophy & Objectives, and Process for Making Compensation Decisions

              This CD&A provides an overview and analysis of our compensation program and policies, the material decisions we have made under those programs and policies with respect to our NEO's, and the material factors we considered in making those decisions. We discuss within this CD&A the various elements included in executive compensation and how we determined those elements. We also discuss the roles of the Compensation Committee and our CEO in this process.

              The primary objective of our compensation program is to link pay to performance in order to align our NEO's interests with those of our shareholders, to motivate our NEO's to achieve our long term financial goals and enhance long-term stockholder value, and to enable us to recruit and retain top executive management. We intend for our compensation program to align executives' interests with those of the stockholders by rewarding performance for implementing the Company's various strategies, driving financial performance and limiting overall risk to the Company, with the ultimate goal of improving long-term stockholder value. We evaluate both performance and compensation to ensure that we maintain our ability to attract and retain employees in key positions, and to ensure that compensation provided to key employees keeps these employees focused on value creation.

              Periodically we review executive compensation among our peers, generally covering the twenty-fifth, fiftieth and seventy-fifth percentile figures. We do not target a specific level of compensation percentile, as we factor in each executive's roles, responsibilities, performance and experience, as well as corporate performance and other factors necessary to attract, motivate, retain and reward such individuals.

              Our Compensation Committee utilizes information provided by independent compensation consultants and industry surveys, as well as input received from shareholders and their advisors in determining the appropriate amount and composition of executive compensation. Our Compensation Committee reviews with the Board, at least annually, the individual performance of each NEO using a wide range of performance metrics in order to arrive at an amount and composition of compensation for each NEO. Our Compensation Committee uses both cash (base pay and annual cash incentives) and equity (restricted stock, restricted stock units, and stock options) to encourage and motivate executives to achieve both the short-term and long-term business objectives of the Company. The Compensation Committee reviews the Company's financial performance relative to defined financial performance metrics and individual performance in order to arrive at a level of annual cash incentives for each officer which reflects performance for that year. The Compensation Committee also determines whether equity awards should be awarded in any given year. In determining whether to issue awards, the Compensation Committee takes into consideration current outstanding awards, the availability of awards, Company performance, individual performance, the overall risk profile of the compensation arrangements, and the alignment of executive officer pay with long-term stockholder returns. A substantial portion of potential NEO compensation is performance-based, which is delivered both as annual cash and longer-term share awards based on the achievement of prospective financial goals. Performance goals and financial objectives are selected based on our expectation that their achievement will result in superior shareholder return.

    Key Features of our Executive Compensation Plans

              The Compensation Committee believes that our executive compensation program includes key features that align the interests of the NEO's and our long-term strategic goals with stockholders and does not include features that could misalign their interests.

•

NEO pay is aligned with performance:

o

Officer pay reflects performance achieved in financial results (through annual cash incentives and equity awards)

•

Compensation is targeted to the market:

o

Total compensation opportunities are similar to those of our peer companies, which are similar in size

•

A significant portion of pay is tied to incentives:

o

The Company provides both annual cash incentive opportunities as well as equity awards to motivate performance

•

Compensation Committee has flexibility on compensation decisions:

o

The Compensation Committee retains flexibility in the annual cash incentives and determination of equity awards to reflect Company and individual performance

•

Annual incentives are capped:

o

NEO's are limited in the amount of annual cash incentive they can receive in accordance with their employment agreements

•

Compensation is balanced:

o

The compensation program provides a mix of fixed compensation and short- and long-term variable compensation to mitigate excessive risk taking behavior

•

Limited benefits and perquisites are provided

•

No tax gross-ups are provided

•

No option repricing without stockholder approval is allowed

•

No hedging of Company stock is allowed

•

No pledging of Company stock is allowed

•

Stock ownership guidelines encourage ownership:

o

The CEO must own shares of common stock at least equal in value to three times his salary

    Alignment of CEO Pay with Performance

              We feel that our CEO's compensation demonstrates a strong alignment with total return to our shareholders. Pearl Meyer reviewed the relationship between our CEO's realizable total direct compensation and the Company's performance for the period ended December 31, 2015. For purposes of this review, Company performance is defined as total shareholder return over the three year period ended December 31, 2015. Total direct realizable compensation received by our CEO is defined as the sum of:

  •
  Actual base salaries paid over the three-year period ended December 31, 2015;
  •
  Actual short-term incentives (bonuses) paid based on performance over the three-year period ended December 31, 2015;
  •
  "In-the-money" value as of December 31, 2015 of any stock options granted over the three-year period ended December 31, 2015; and
  •
  The value as of December 31, 2015 of any restricted shares or restricted stock units granted over the three-year period ended December 31, 2015.

              The following chart shows a pay for performance analysis of our CEO using realizable pay relative to the 2015 Peer Group, which is explained below. Pay is based on the fiscal years 2012 through 2014, since 2015 pay information for most of our peers was not available at the time of this analysis; however, all equity awards granted during the period are valued as of December 31, 2015. In addition, Peer Company total direct realizable compensation includes the value of performance-contingent shares granted in the three year period ending December 31, 2014, valued as of December 31, 2015. As the chart reflects, the Company's total shareholder rank for the three-year period ended December 31, 2015 (or the "3-Year TSR Percentile Rank" as indicated in the below chart) exceeded our CEO's realizable pay rank (or the "3-Year Realizable Compensation Percentile Rank" as indicated in the below chart), reflecting an efficient pay for performance correlation.

    2015 Financial and Operational Performance

              For the fiscal year ended December 31, 2015, our total loans increased 39%, and our net charge-offs increased only 6 basis points. Our total deposits increased by 35%, with our interest bearing deposits increasing from 28% of total assets at December 31, 2014 to 32% of total deposits at December 31, 2015. For the twelve months ended December 31, 2015, we reported net income of $25.5 million, or $1.19 per diluted share, which is a 24% increase over diluted earnings per share of $0.96 for the twelve months ended December 31, 2014. Through year ended December 31, 2015, our three and five year total return to shareholders exceeded the average of our 2015 peer group (as described below) and the KBW Index returns.

Total Shareholder Return

    Roles of the Compensation Committee and Compensation Consultants

              The Compensation Committee reviews and makes decisions with respect to salaries, cash incentives, equity incentives and employee benefits for our NEO's. The Compensation Committee has the authority to engage consultants as necessary and to request other information as needed to fairly measure, monitor and control the overall compensation of the NEO's. During 2015, the Compensation Committee engaged Pearl Meyer and McLagan, consulting firms specializing in compensation program design and evaluation, with significant experience in the financial services industry, to assist in establishing targeted aggregate levels and components of executive compensation. McLagan performed studies of compensation for executive officers at comparable peer group publicly-traded financial institutions to assist the Compensation Committee in evaluating and determining appropriate market-level compensation.

              The 2015 Peer Group was developed based on selected peer bank holding companies and banks, which the Compensation Committee considers appropriate comparators for the purposes of developing executive compensation benchmarks. Given the growth in the Bank, the Compensation Committee approved revisions to the Peer Group after considering key selection criteria such as size (total assets), location (California), loan portfolio and commercial banking focus. As a result, the 2015 Peer Group included additional California based-peers including BBCN Bancorp, Inc., CVB Financial Corp., First Foundation, Inc., Heritage Oaks Bancorp, and Wilshire Bancorp, Inc., and excluded other west coast banks from the 2014 Peer Group including: Banner Corporation, Bridge Capital Holdings (acquired) and Homestreet, Inc. The results of the compensation studies provided the Compensation Committee with context for determining the total compensation for our NEO's for 2015 and 2016.

              The following banking institutions comprised the 2015 Peer Group:

Banc of California	Bank of Marin Bancorp	BBCN Bancorp, Inc.
CU Bancorp	CVB Financial Corp.	Farmers & Merchants Bancorp
First Foundation, Inc.	Hanmi Financial Corporation	Heritage Commerce Corp
Heritage Oaks Bancorp	Opus Bank	Preferred Bank
Sierra Bancorp	TriCo Bancshares	Westamerica Bancorporation
Wilshire Bancorp, Inc.

              The Compensation Committee independently evaluated the various components and levels of compensation for executives within the peer group focusing on base salary, annual incentive (bonus) and equity compensation as well as benefits and retirement plans. Based on the Committee's independent evaluation, findings included in the compensation analysis, and the recommendations of the CEO (in the case of the other NEO's), the Compensation Committee established compensation levels for our NEO's for 2015 and 2016. These established levels included parameters of base salaries, annual cash incentive awards, long-term equity incentive awards, retirement plans and other benefits, and other executive benefits (including perquisites) that were appropriate for the NEO's and in alignment with our compensation philosophy.

    Role of Executive Officers in Compensation Decisions

              The Compensation Committee makes the compensation decisions for the NEO's which is reflected in the Summary Compensation Table below for the year ended December 31, 2015. The CEO reviews the performance of the other NEO's annually and makes recommendations on salary adjustments and annual award amounts, which are presented to the Compensation Committee. The Compensation Committee then exercises its discretion and modifies any recommendations, adjustments, or awards to the other NEO's to align any such adjustment or award with the overall compensation philosophies of the Company.

    Elements of Compensation

              For fiscal year ended December 31, 2015, the principal elements of compensation for the NEO's were:

  •
  Base salary;
  •
  Annual cash incentive awards;
  •
  Long-term equity incentive awards;
  •
  Retirement plans and other benefits; and
  •
  Other executive benefits, such as perquisites and severance benefits.

    Base Salary

              The Company provides the NEO's and all other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for the NEO's are determined by using market assessments and internal evaluations for each executive based on his position, experience, anticipated contributions and responsibilities.

              As part of its review of base salaries for the NEO's, the Compensation Committee does not tie its base compensation decisions to any particular benchmarks, formulas, measurements or criteria, but rather the Compensation Committee considers:

  •
  market data provided in public proxy information which may be confirmed or reviewed by independent sources;
  •
  scope of the roles, duties and responsibilities of the executive and the impact these duties have on both the short and long term performance of the Company; and
  •
  individual performance of the executive and Company performance.

              Except as determined by the terms of the employment agreements with our NEO's, salary levels are typically reviewed annually as part of the Company's performance review process as well as upon a promotion or other change in the job responsibilities of the particular NEO. During 2015, the 2015 Peer Group study indicated that base salaries of the NEO's averaged 6% below the median of the base salaries for similar executives in the 2015 Peer Group. In light of the current and expected growth of the Bank, the discrepancy between the base salaries of the Company's NEO's and the executive officers of the 2015 Peer Group companies, and the NEO's performance, the Compensation Committee approved increases to the base salaries of our NEO's for 2016.

              The following table reflects base salary increases for our NEO's approved by the Compensation Committee during 2015.

Name	Title	2015	2016	% Change

Steven R. Gardner	President and Chief Executive Officer	$500,000	$600,000	20.0%
Eddie Wilcox	Senior Executive Vice President and Chief Banking Officer	$300,000	$325,000	8.3%
E. Allen Nicholson (1)(2)	Executive Vice President and Chief Financial Officer	$145,750	$275,000	N/M
Mike Karr	Executive Vice President and Chief Credit Officer	$240,000	$275,000	14.6%
Tom Rice	Executive Vice President and Chief Operating Officer	$240,000	$275,000	14.6%

  (1)
  Mr. Nicholson was appointed by the Bank to the position of Executive Vice President and Chief Financial Officer of the Company and Bank effective June 22, 2015 and was not employed by the Company or the Bank prior to such time. The 2015 amount reported in the "Salary" column of the table represents his annual base salary prorated for the number of months he was employed in 2015.

  (2)
  Kent J. Smith, the predecessor to Mr. Nicholson, whose employment ceased on May 22, 2015, received a base salary of $109,269 during 2015.

    Incentive Compensation

              The Company's incentive compensation is designed to provide cash (short-term) and equity-based (long-term) incentive compensation to:

  •
  promote high performance on a risk adjusted basis and achievement of our strategic plans by our NEO's and key employees;
  •
  encourage the growth of stockholder value; and
  •
  allow key employees to participate as an equity stockholder in the long-term growth and profitability of the Company.

              Annual Incentive Cash Awards.    The Compensation Committee oversees the establishment of annual incentive cash awards. In establishing the annual cash performance compensation awards, the Compensation Committee focuses on key areas of our strategic plan and annual budget, such as net earnings, non-interest bearing deposit growth, core deposit growth, loan portfolio growth and diversification, asset quality, loan yield, and our overall risk management. Performance goals and financial objective are then selected based on the expectation that their achievement will result in superior shareholder return. For 2015, the Compensation Committee established an incentive program designed to act as a guideline for rewarding the NEO's for achievement of specific, pre-established financial performance targets as well as satisfactory individual performance. In addition, the Compensation Committee establishes the performance targets, achievement levels and corresponding award opportunities.

              Our program is designed to provide a cash bonus based on a target percentage of the NEO's base salary, which increases as the NEO, the Company or division, as applicable, surpasses the applicable threshold target for the performance metrics. The minimum award payable to an NEO who meets the threshold for the performance metrics is 50% of the NEO's target incentive and the maximum award for exceeding the performance targets is 150% of the NEO's target incentive. Annual cash incentive compensation Threshold, Target and Maximum opportunities for 2015 as a percentage of base salary for the NEO's were as follows.

		Annual Incentive Opportunity as a % of Base Salary
Name	Title	Threshold	Target	Max.

Steven Gardner	President and Chief Executive Officer	50%	100%	150%
Eddie Wilcox	Senior Executive Vice President and Chief Banking Officer	30%	60%	90%
E. Allen Nicholson	Executive Vice President and Chief Financial Officer	25%	50%	75%
Mike Karr	Executive Vice President and Chief Credit Officer	25%	50%	75%
Tom Rice	Executive Vice President and Chief Operating Officer	25%	50%	75%

              For 2015, the Committee selected three performance goals – net earnings, transaction deposit growth, and loan growth. The metrics are derived from the Company's annual planning process and are weighted based on the Company's particular focus and relative importance for the year. Target performance is based on operating plan expectations. In addition, the Compensation Committee established an initial performance metric ("Plan Threshold") or an overall plan threshold that the Company must satisfy in order for an NEO to earn any portion of his or her annual cash incentive award. The overall plan threshold is the Company's Tier 1 Capital Ratio. This metric was selected as a plan threshold to serve as a risk mitigator and a safety and soundness measure on any potential payouts.

              The Compensation Committee established the following financial performance goals for 2015.

Measure	Weight	Threshold 80% of Plan	Target 100% of Plan	Maximum 120% of Plan

(Dollars in thousands)
Net Earnings	50%	$18,302	$22,877	$27,452
Deposit Growth	25%	$520,399	$650,499	$780,599
Loan Growth	25%	$582,904	$728,630	$874,356
Safety and Soundness (Tier 1 Capital Ratio)	Trigger	10.50%

              In determining the resulting annual incentive cash payouts for the NEO's the Compensation Committee took into consideration the occurrence of unplanned events in 2015, including one-time merger related costs as well as their assessment of the NEO's individual performance. The Compensation Committee based their assessment of NEO individual performance, in part, on the CEO's evaluation and recommendation for the NEOs performance (excluding himself). The Compensation Committee has the discretion to reduce the calculated incentive by up to 20%. In 2015, the Compensation Committee did not exercise discretion to reduce calculated incentive payouts.

              Actual bonus amounts earned for 2015 performance is summarized below.

Name	Title	% of Base Salary	Cash Incentive

Steven Gardner	President and Chief Executive Officer	98.04%	$491,000
Eddie Wilcox	Senior Executive Vice President and Chief Banking Officer	58.82%	$177,000
E. Allen Nicholson	Executive Vice President and Chief Financial Officer	49.02%	$72,000
Mike Karr	Executive Vice President and Chief Credit Officer	49.02%	$118,000
Tom Rice	Executive Vice President and Chief Operating Officer	49.02%	$118,000

              Long-Term Equity Incentive Awards.    The Compensation Committee believes it is important that our NEO's are aligned with stockholders interest and incented to achieve longer term goals. The equity-based incentives and awards provided under the 2012 Plan are intended to promote the long-term interests of the Company and its stockholders by providing a broad based group of employees including officers, and non-employee directors with long-term vesting awards. These awards give recipients a proprietary interest in the long-term success of the Company, thereby aligning their interests with those of the Company's stockholders and aides in the retention and recruitment of talented executives and employees.

              On an annual basis, the Compensation Committee reviews and approves long-term incentive awards to the NEO's. Historically, NEO's have been granted time-based vesting stock options and, at times, the Compensation Committee has awarded NEO's time-based vesting restricted stock awards. The Compensation Committee believes that the use of restricted stock and stock options encourages alignment of interests, and, based on the levels provided, allows for a balanced mix of short- and long-term incentive opportunities to mitigate any compensation risk. On January 28, 2015, the Compensation Committee approved stock option awards to each of the NEO's (except Mr. Nicholson).

              Based upon the Company's performance as compared to its peers and taking into consideration Mr. Gardner's compensation components and total compensation, relative to other Chief Executive Officers in our peer group, the Compensation Committee awarded Mr. Gardner an equity grant of 50,000 shares of restricted stock in each of 2015 and 2016. The Company awarded 10,000 shares of restricted stock to Mr. Nicholson upon commencement of his employment in 2015.

              The NEO's long-term equity incentive awards granted on January 28, 2015 were:

				Options
Name	Title	Restricted Stock		# of Options	Strike Price

Steven R. Gardner	President and Chief Executive Officer	50,000		50,000	$15.16
Eddie Wilcox	Senior Executive Vice President and Chief Banking Officer			35,000	$15.16
E. Allen Nicholson	Executive Vice President and Chief Financial Officer	10,000	(1)
Mike Karr	Executive Vice President and Chief Credit Officer			25,000	$15.16
Tom Rice	Executive Vice President and Chief Operating Officer			25,000	$15.16

  (1)
  Granted upon hire date of June 22, 2015.

  *
  Former Executive Vice President and Chief Financial Officer, Kent J. Smith, was granted 25,000 options on January 28, 2015 with a strike price of $15.16.

    2016 Equity Awards

              Given the feedback from shareholders regarding the desirability to provide performance-contingent equity, the Compensation Committee approved revisions to our long-term incentive awards to include a performance requirement for all of the equity awards granted to the NEO's at the beginning of the fiscal 2016 year. These performance requirements are designed to support the achievement of our strategic goals, act as a risk mitigator and allow for tax deductibility of compensation under IRC Section 162(m). The annual 2016 equity awards are comprised of two vehicles, Restricted Stock awards and Performance Stock Unit awards. For 2016, 75% of the award is targeted to be delivered in Restricted Stock, with the remaining 25% comprised of Performance Stock Units.

              Restricted Stock awards were awarded based on the achievement a specified level of non-performing assets to total assets ratio for fiscal year 2016 (excluding all nonperforming assets acquired through merger or acquisitions). These awards will vest in equal annual installments over three years, if the 2016 performance threshold is achieved. If the performance threshold is not achieved, the awards will be forfeited.

              Performance Stock Unit awards are restricted stock units that require the achievement of selected pre-established three-year ("Performance Period") financial performance goals before they are earned. At the beginning of each performance period, the Compensation Committee reviews and approves performance goals based on the Company's strategic plan. At the end of each calendar year within the three-year Performance Period, performance against the goals is assessed and payouts are determined with respect to one-third of the restricted stock units. The 2016 Performance Stock Units will be awarded based on the attainment of adjusted return on average tangible common equity (AROATCE) over the three year period (fiscal year 2016 to 2018). AROATCE is the annual return on average tangible common equity, adjusted for merger-related expenses and litigation expenses. The Compensation Committee has established threshold, target and maximum award opportunities with corresponding required levels of performance.

              Earned Performance Stock Unit awards are also subject to a reduction based on the Company's adjusted nonperforming assets as a percentage of total assets ("Adjusted NPA Ratio") for each year during the performance period. Nonperforming assets will be adjusted to exclude nonperforming assets acquired through acquisitions. If the Adjusted NPA Ratio for each respective year exceeds the threshold, actual shares earned will be reduced to the lower of actual performance or target (i.e. payout determined between target and maximum would be reduced to target).

              The following summarizes the 2016 long-term incentive opportunities for our NEO's:

Name	Title	Target as a % of Base Salary	% Restricted Stock	% Performance Stock Units

Steven Gardner	President & Chief Executive Officer	150%	75%	25%
Eddie Wilcox	Senior Executive Vice President & Chief Banking Officer	100%	75%	25%
Allen Nicholson	Executive Vice President & Chief Financial Officer	50%	75%	25%
Mike Karr	Executive Vice President & Chief Credit Officer	50%	75%	25%
Tom Rice	Executive Vice President & Chief Operating Officer	50%	75%	25%

              On January 25, 2016, our NEO's were granted the following Restricted Stock awards and Performance Stock Unit Awards:

Name	Time Based Restricted Stock	Performance Stock Units

Steven Gardner	35,000	14,625
Eddie Wilcox	12,700	5,375
Allen Nicholson	2,700	1,125
Mike Karr	5,400	2,250
Tom Rice	5,400	2,250

    Retirement Plans and Other Benefits

              The Bank provides one tax-qualified, broad-based Employee Savings Plan (the "401(k) Plan") to all employees and management of the Bank. Under the 401(k) Plan, employees may contribute from 1% to 100% of their compensation up to the maximum annual contribution limit allowed under the Internal Revenue Code. In 2015, the Bank matched 100% of contributions for the first three percent contributed and 50% on the next two percent contributed. The amounts of contributions made to the 401(k) Plan by the Bank were $762,585 for the year ended December 31, 2015, for all employees of the Bank and $55,309 to the NEO's. See "All Other Compensation" below.

              In addition, the Bank implemented in 2006 a non-qualified supplemental retirement plan (the "Salary Continuation Plan") for the CEO and other then current executive officers. The Salary Continuation Plan is an unfunded plan and the Company is under no obligation to fund the Salary Continuation Plan. See "Salary Continuation Plan" under "Nonqualified Deferred Compensation" below.

              Also in September 2006, the Bank implemented a Long-Term Care Insurance Plan for the NEO's at the time. The 2015 expense for this plan for the CEO and the CBO in the aggregate was $4,000. See "Long-Term Care Insurance Plan" under "Nonqualified Deferred Compensation" below.

              Additionally, the Company provides Mr. Gardner, per his employee agreement, a life insurance policy in the amount of $1.5 million and a short-term disability policy. See "All Other Compensation" below.

    Perquisites and Other Personal Benefits

              The Company provides perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with the Company's overall compensation objectives of attracting and retaining superior employees for key positions. The Compensation Committee annually reviews the levels of perquisites and other personal benefits provided to the NEO's.

              Perquisites provided for the NEO's may include, but are not limited to, the use of Company automobiles, auto allowance, travel and transportation accommodations, entertainment expenses, health club memberships, and participation in the plans and programs described above.

              Attributed costs of the perquisites received by the above individuals for the fiscal year 2015 are included in the "All Other Compensation" column and related footnotes of the "Summary Compensation Table" below.

    Employment Agreements

              The Company entered into employment agreements with the NEO's. We believe employment agreements serve a number of functions, including (1) retention of our NEO's; (2) mitigation of any uncertainty about future employment and continuity of management in the event of a change in control; and (3) protection of the Company and customers through confidentiality and non-solicitation covenants. Subsequent to the fiscal year-end, the Company amended employment agreements with the NEO's. A summary of the terms of each of the employment agreements include the following:

              Mr. Gardner's Amended and Restated Employment Agreement.    Mr. Steven Gardner, the Company and the Bank entered into an amended and restated employment agreement dated September 1, 2015 that provides for the employment of Mr. Gardner as the President and Chief Executive Officer of the Company and the Bank. Mr. Gardner's amended and restated employment agreement has a term of three (3) years and, on each annual anniversary date, the term automatically is extended for an additional one-year period by the Company's and the Bank's Boards of Directors, unless Mr. Gardner, on the one hand, or the Company or the Bank, on the other hand, gives written notice to the other party of its election not to extend the term of Mr. Gardner's amended and restated employment agreement, with such notice to be given not less than ninety (90) days prior to any such anniversary date. If such notice is given by either party, then Mr. Gardner's amended and restated employment agreement will terminate at the conclusion of its remaining term.

              Pursuant to his amended and restated employment agreement, Mr. Gardner will receive a minimum base salary of $500,000 per year, which may be increased from time to time in such amounts as may be determined by the Company's and the Bank's Boards of Directors. In addition, Mr. Gardner will be eligible for a discretionary performance bonus not to exceed 150% of his base salary, based on his individual performance and the overall performance of the Company and the Bank, with eligibility and the amount of any such bonus to be at the discretion of the Compensation Committee of the Board of Directors. In addition, Mr. Gardner will receive the use of an automobile paid for by the Company and the Bank. Mr. Gardner also is entitled to participate in any pension, retirement or other benefit plan or program given to employees and executives of the Company and the Bank, to the extent commensurate with Mr. Gardner's then duties and responsibilities as fixed by the Boards of Directors of the Company and the Bank.

              Pursuant to Mr. Gardner's amended and restated employment agreement, the Company and the Bank have the right, at any time upon prior notice of termination, to terminate Mr. Gardner's employment for any reason, including, without limitation, termination for "Cause" or "Disability" (each as defined in his amended and restated employment agreement), and Mr. Gardner has the right, upon prior notice of termination, to terminate his employment with the Company and the Bank for any reason.

              In the event that Mr. Gardner's employment is terminated (a) by the Company and the Bank for other than Cause, Disability, or Mr. Gardner's death and such termination occurs within two (2) years following a "Change in Control" (as defined in his amended and restated employment agreement) or (b) by Mr. Gardner due to a material breach of his amended and restated employment agreement by the Company and the Bank, or for "Good Reason" (as defined in his amended and restated employment agreement), then Mr. Gardner will be entitled to receive a lump sum cash severance amount equal to Mr. Gardner's base salary as in effect immediately prior to the date of termination multiplied by three (3), plus his incentive bonus for the previous year, less taxes and other required withholding. In the event that Mr. Gardner's employment is terminated by the Company and the Bank for other than Cause, Disability, or Mr. Gardner's death and such termination does not occur in conjunction with a Change in Control or two (2) years after a Change in Control, then Mr. Gardner will be entitled to receive a lump sum cash severance amount equal to Mr. Gardner's base salary as in effect immediately prior to the date of termination multiplied by three (3), less taxes and other required withholding. In each case, Mr. Gardner also will be entitled to receive for a period ending at the earlier of (i) the third anniversary of the date of termination or (ii) the date of his full-time employment by another employer, at no cost to him, the continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which he was entitled to participate immediately prior to the date of termination, other than any stock option or other stock compensation plans or bonus plans of the Company and the Bank; provided, however, if his participation in any such plan, program or arrangement is barred, the Company and the Bank will arrange to provide him with benefits substantially similar to those he was entitled to receive under such plans, programs and arrangements.

              If the payments and benefits to Mr. Gardner upon termination would constitute a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the payments and benefits payable by the Company and the Bank under his amended and restated employment agreement will be reduced, in the manner determined by Mr. Gardner, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Company and the Bank to Mr. Gardner being non-deductible to the Company and the Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code.

              In the event that Mr. Gardner's employment is terminated by the Company and the Bank for Cause, or Mr. Gardner terminates his employment other than for Disability or Good Reason, Mr. Gardner will have no right to compensation or other benefits for any period after the applicable date of termination other than for base salary accrued through the date of termination. In the event that Mr. Gardner's employment is terminated as a result of Disability or death during the term of his amended and restated employment agreement, Mr. Gardner, or his estate in the event of his death, will receive the lesser of (i) his existing base salary as in effect as of the date of termination or death, multiplied by one year or (ii) his base salary for the duration of the term of employment, less taxes and other required withholding.

              Mr. Gardner has agreed that during the term of his employment and after termination of his employment that he will not disclose to any other person or entity, other than in the regular course of business of the Company and the Bank, any "Confidential and Proprietary Information" (as defined in the his amended and restated employment agreement), other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Company and the Bank. Mr. Gardner has agreed that during the term of his amended and restated employment agreement and for two (2) years after the date of termination, he will not solicit for hire or encourage another person to solicit for hire a "Covered Employee" (as defined in his amended and restated employment agreement).

              Mr. Gardner's amended and restated employment agreement will not impact the benefits that Mr. Gardner is entitled to receive pursuant to the Salary Continuation Plan.

              Mr. Wilcox's Second Amended and Restated Employment Agreement.    Mr. Edward Wilcox and the Bank entered into a second amended and restated employment agreement dated September 1, 2015 that provides for the employment of Mr. Wilcox as the Senior Executive Vice President and Chief Banking Officer of the Bank. Mr. Wilcox's second amended and restated employment agreement has a term of one (1) year, and, on each annual anniversary date, the term automatically is extended for an additional one-year period by the Bank's board of directors, unless Mr. Wilcox, on the one hand, or the Bank, on the other hand, gives written notice to the other party not less than ninety (90) days prior to the anniversary date of its election not to extend the term of Mr. Wilcox's second amended and restated employment agreement, in which case Mr. Wilcox's second amended and restated employment agreement will terminate at the conclusion of its remaining term.

              Pursuant to his second amended and restated employment agreement, Mr. Wilcox will receive a minimum base salary of $300,000 per year, which may be increased from time to time in such amounts as may be determined by the Bank's board of directors. In addition, Mr. Wilcox will be eligible for a discretionary performance bonus not to exceed 90% of his base salary, based on his individual performance and the overall performance of the Bank, with eligibility and the amount of any such bonus to be at the discretion of the Compensation Committee of the Board of Directors. Mr. Wilcox is also entitled to participate in any pension, retirement or other benefit plan or program given to employees and executives of the Bank, to the extent commensurate with Mr. Wilcox's then duties and responsibilities as fixed by the board of directors of the Bank.

              Pursuant to Mr. Wilcox's second amended and restated employment agreement, the Bank has the right, at any time upon prior notice of termination, to terminate Mr. Wilcox's employment for any reason, including, without limitation, termination for "Cause" or "Disability" (each as defined in Mr. Wilcox's second amended and restated employment agreement), and Mr. Wilcox has the right, upon prior notice of termination, to terminate his employment with the Bank for any reason.

              In the event that Mr. Wilcox's employment is terminated by (a) the Bank for other than Cause, Disability, or Mr. Wilcox's death and such termination occurs within two (2) years following a "Change in Control" (as defined in Mr. Wilcox's second amended and restated employment agreement) or (b) Mr. Wilcox due to a material breach of his second amended and restated employment agreement by the Bank, or for "Good Reason" (as defined in Mr. Wilcox's second amended and restated employment agreement), then Mr. Wilcox will be entitled to receive a lump sum cash severance amount equal to his base salary as in effect immediately prior to the date of his termination multiplied by two (2), plus his incentive bonus for the previous year, less taxes and other required withholding. In the event that Mr. Wilcox's employment is terminated by the Bank for other than Cause, Disability, or Mr. Wilcox's death and such termination does not occur in conjunction with a Change in Control or within two (2) years after a Change in Control, then Mr. Wilcox will be entitled to receive a lump sum cash severance amount equal to the sum of his base salary as in effect immediately prior to the date of his termination, less taxes and other required withholding. In each case, Mr. Wilcox also will be entitled to receive for a period ending at the earlier of (i) the first anniversary of the date of his termination or (ii) the date of his full-time employment by another employer, at no cost to him, the continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which he was entitled to participate immediately prior to the date of his termination, other than any stock option or other stock compensation plans or bonus plans of the Company or the Bank; provided, however, if his participation in any of these plans, programs or arrangements is barred, the Bank is required to arrange to provide him with benefits substantially similar to those he was entitled to receive under these plans, programs and arrangements prior to the date of his termination.

              If the payments and benefits to Mr. Wilcox upon his termination would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits payable by the Bank to Mr. Wilcox pursuant to the terms of his second amended and restated employment agreement will be reduced, in the manner determined by Mr. Wilcox, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Bank to Mr. Wilcox being non-deductible to the Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code.

              In the event that Mr. Wilcox's employment is terminated by the Bank for Cause, or Mr. Wilcox terminates his employment other than for Disability or Good Reason, Mr. Wilcox will have no right to compensation or other benefits for any period after the date of his termination other than for base salary accrued through the date of his termination. In the event that Mr. Wilcox's employment is terminated as a result of Disability or death during the term of his second amended and restated employment agreement, Mr. Wilcox, or his estate in the event of his death, will receive the lesser of (i) his existing base salary as in effect as of the date of termination or death, multiplied by one year or (ii) his base salary for the duration of the term of employment, less taxes and other required withholding.

              Mr. Wilcox has agreed that during the term of his employment and after termination of his employment that he will not disclose to any other person or entity, other than in the regular course of business of the Bank, any "Confidential and Proprietary Information" (as defined in Mr. Wilcox's second amended and restated employment agreement), other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Bank. Mr. Wilcox has agreed that during the term of the his second amended and restated employment agreement and for two (2) years after the date of his termination, he will not hire or solicit or attempt to solicit for hire, or encourage another person to hire, a "Covered Employee" (as defined in Mr. Wilcox's second amended and restated employment agreement).

              Mr. Nicholson's Employment Agreement.    Mr. E. Allen Nicholson, the Company and the Bank entered into an employment agreement dated May 22, 2015 that provides for the employment of Mr. Nicholson as the Executive Vice President and Chief Financial Officer of the Company and the Bank. Mr. Nicholson's employment agreement has a term of one (1) year, and, on each annual anniversary date, the term automatically is extended for an additional one-year period by the Company's and the Bank's Boards of Directors, unless Mr. Nicholson, on the one hand, or the Company or the Bank, on the other hand, gives written notice to the other party of its election not to extend the term of Mr. Nicholson's employment agreement, with such notice to be given not less than ninety (90) days prior to any such anniversary date. If such notice is given by either party, then Mr. Nicholson's employment agreement will terminate at the conclusion of its remaining term.

              Pursuant to Mr. Nicholson's employment agreement, Mr. Nicholson will receive a minimum base salary of $275,000 per year, which may be increased from time to time in such amounts as may be determined by the Company's and the Bank's Boards of Directors. In addition, Mr. Nicholson will be eligible for a discretionary performance bonus not to exceed 75% of his base salary, based on his individual performance and the overall performance of the Company and the Bank, with eligibility and the amount of any such bonus to be at the discretion of the Compensation Committee of the Board of Directors. Mr. Nicholson is also entitled to participate in any pension, retirement or other benefit plan or program given to employees and executives of the Company and the Bank, to the extent commensurate with Mr. Nicholson's then duties and responsibilities as fixed by the Boards of Directors of the Company and the Bank.

              Pursuant to Mr. Nicholson's employment agreement, the Company and the Bank have the right, at any time upon prior notice of termination, to terminate Mr. Nicholson's employment for any reason, including, without limitation, termination for "Cause" or "Disability" (each as defined in his employment agreement), and Mr. Nicholson has the right, upon prior notice of termination, to terminate his employment with the Bank for any reason.

              In the event that Mr. Smith's employment is terminated (a) by the Company and the Bank for other than Cause, Disability, or Mr. Nicholson's death and such termination occurs within two (2) years following a "Change in Control" (as defined in his employment agreement) or (b) by Mr. Nicholson due to a material breach of his employment agreement by the Company and the Bank, or for "Good Reason" (as defined in his employment agreement), then Mr. Nicholson will be entitled to receive a lump sum cash severance amount equal to his base salary, plus his incentive bonus for the previous year as in effect immediately prior to the date of termination, less taxes and other required withholding. In the event that Mr. Nicholson's employment is terminated by the Company and the Bank for other than Cause, Disability, or Mr. Nicholson's death and such termination does not occur in conjunction with a Change in Control or two (2) years after a Change in Control, then Mr. Nicholson will be entitled to receive a lump sum cash severance amount equal to his base salary as in effect immediately prior to the date of termination less taxes and other required withholding. In each case, Mr. Nicholson also will be entitled to receive for a period ending at the earlier of (i) the first anniversary of the date of termination or (ii) the date of his full-time employment by another employer, at no cost to him, the continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which he was entitled to participate immediately prior to the date of termination, other than any stock option or other stock compensation plans or bonus plans of the Company and the Bank; provided, however, if his participation in any such plan, program or arrangement is barred, the Company and the Bank will arrange to provide him with benefits substantially similar to those he was entitled to receive under such plans, programs and arrangements.

              If the payments and benefits to Mr. Nicholson upon termination would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits payable by the Company and the Bank under Mr. Nicholson's employment agreement will be reduced, in the manner determined by Mr. Nicholson, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Company and the Bank to Mr. Nicholson being non-deductible to the Company and the Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code.

              In the event that Mr. Nicholson's employment is terminated by the Company and the Bank for Cause, or Mr. Nicholson terminates his employment other than for Disability or Good Reason, Mr. Nicholson will have no right to compensation or other benefits for any period after the applicable date of termination or death other than for base salary accrued through the date of termination or death. In the event that Mr. Nicholson's employment is terminated as a result of Disability or Mr. Nicholson's death during the term of his employment agreement, Mr. Nicholson, or his estate in the event of his death, will receive the lesser of (i) his existing base salary as in effect as of the date of termination or death, multiplied by one year or (ii) his base salary for the duration of the term of employment, less taxes and other required withholding.

              Mr. Nicholson has agreed that during the term of his employment and after termination of his employment, he will not disclose to any other person or entity, other than in the regular course of business of the Company and the Bank, any "Confidential and Proprietary Information" (as defined in the his employment agreement), other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Company and the Bank. Pursuant to the terms of his employment agreement, Mr. Nicholson has agreed that during the term of his employment agreement and for two (2) years after the date of termination he will not solicit for hire or encourage another person to solicit for hire a "Covered Employee" (as defined in his employment agreement).

              Mr. Karr's Second Amended and Restated Employment Agreement.    Mr. Michael Karr and the Bank entered into a second amended and restated employment agreement dated September 1, 2015 that provides for the employment of Mr. Karr as the Executive Vice President and Chief Credit Officer of the Bank. Mr. Karr's second amended and restated employment agreement has a term of one (1) year, and, on each annual anniversary date, the term automatically is extended for an additional one-year period by the Bank's board of directors, unless Mr. Karr, on the one hand, or the Bank, on the other hand, gives written notice to the other party not less than ninety (90) days prior to the anniversary date of its election not to extend the term of Mr. Karr's second amended and restated employment agreement, in which case Mr. Karr's second amended and restated employment agreement will terminate at the conclusion of its remaining term.

              Pursuant to his second amended and restated employment agreement, Mr. Karr will receive a minimum base salary of $240,000 per year, which may be increased from time to time in such amounts as may be determined by the Bank's board of directors. In addition, Mr. Karr will be eligible for a discretionary performance bonus not to exceed 75% of his base salary, based on his individual performance and the overall performance of the Bank, with eligibility and the amount of any such bonus to be at the discretion of the Compensation Committee of the Board of Directors. Mr. Karr is also entitled to participate in any pension, retirement or other benefit plan or program given to employees and executives of the Bank, to the extent commensurate with Mr. Karr's then duties and responsibilities as fixed by the board of directors of the Bank.

              Pursuant to Mr. Karr's second amended and restated employment agreement, the Bank has the right, at any time upon prior notice of termination, to terminate Mr. Karr's employment for any reason, including, without limitation, termination for "Cause" or "Disability" (each as defined in Mr. Karr's second amended and restated employment agreement), and Mr. Karr has the right, upon prior notice of termination, to terminate his employment with the Bank for any reason.

              In the event that Mr. Karr's employment is terminated by (a) the Bank for other than Cause, Disability, or Mr. Karr's death and such termination occurs within two (2) years following a "Change in Control" (as defined in Mr. Karr's second amended and restated employment agreement) or (b) Mr. Karr due to a material breach of his second amended and restated employment agreement by the Bank, or for "Good Reason" (as defined in Mr. Karr's second amended and restated employment agreement), then Mr. Karr will be entitled to receive a lump sum cash severance amount equal to his base salary, plus his incentive bonus for the previous year as in effect immediately prior to the date of his termination, less taxes and other required withholding. In the event that Mr. Karr's employment is terminated by the Bank for other than Cause, Disability, or Mr. Karr's death and such termination does not occur in conjunction with a Change in Control or within two (2) years after a Change in Control, then Mr. Karr will be entitled to receive a lump sum cash severance amount equal to the sum of his base salary as in effect immediately prior to the date of his termination, less taxes and other required withholding. In each case, Mr. Karr also will be entitled to receive for a period ending at the earlier of (i) the first anniversary of the date of his termination or (ii) the date of his full-time employment by another employer, at no cost to him, the continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which he was entitled to participate immediately prior to the date of his termination, other than any stock option or other stock compensation plans or bonus plans of the Company or the Bank; provided, however, if his participation in any of these plans, programs or arrangements is barred, the Bank is required to arrange to provide him with benefits substantially similar to those he was entitled to receive under these plans, programs and arrangements prior to the date of his termination.

              If the payments and benefits to Mr. Karr upon his termination would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits payable by the Bank to Mr. Karr pursuant to the terms of his second amended and restated employment agreement will be reduced, in the manner determined by Mr. Karr, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Bank to Mr. Karr being non-deductible to the Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code.

              In the event that Mr. Karr's employment is terminated by the Bank for Cause, or Mr. Karr terminates his employment other than for Disability or Good Reason, Mr. Karr will have no right to compensation or other benefits for any period after the date of his termination other than for base salary accrued through the date of his termination. In the event that Mr. Karr's employment is terminated as a result of Disability or death during the term of his second amended and restated employment agreement, Mr. Karr, or his estate in the event of his death, will receive the lesser of (i) his existing base salary as in effect as of the date of termination or death, multiplied by one year or (ii) his base salary for the duration of the term of employment, less taxes and other required withholding.

              Mr. Karr has agreed that during the term of his employment and after termination of his employment that he will not disclose to any other person or entity, other than in the regular course of business of the Bank, any "Confidential and Proprietary Information" (as defined in Mr. Karr's second amended and restated employment agreement), other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Bank. Mr. Karr has agreed that during the term of his second amended and restated employment agreement and for two (2) years after the date of his termination, he will not hire or solicit or attempt to solicit for hire, or encourage another person to hire, a "Covered Employee" (as defined in Mr. Karr's second amended and restated employment agreement).

              Mr. Rice's Amended and Restated Employment Agreement.    Mr. Rice and the Bank entered into an amended and restated employment agreement dated September 1, 2015 that provides for the employment of Mr. Rice as the Executive Vice President and Chief Operating Officer of the Bank. Mr. Rice's amended and restated employment agreement has a term of one (1) year and, on each anniversary of the date of the amended and restated employment agreement, the term of the amended and restated employment agreement automatically will extend for an additional one-year period unless Mr. Rice, on the one hand, or the Bank, on the other hand, gives written notice to the other party not less than ninety (90) days prior to the anniversary date of its election not to extend the term of Mr. Rice's amended and restated employment agreement, in which case Mr. Rice's amended and restated employment agreement will terminate at the conclusion of its remaining term.

              Pursuant to his amended and restated employment agreement, Mr. Rice will receive a minimum base salary of $240,000 per year, which may be increased from time to time in such amounts as may be determined by the Bank's board of directors. In addition, Mr. Rice will be eligible for a discretionary performance bonus in an amount not to exceed 75% of his base salary, based on his individual performance and the overall performance of the Bank, with the criteria for determining eligibility and the amount of any discretionary performance bonus to be at the discretion of the Compensation Committee of the Board of Directors. Mr. Rice also is entitled to participate in any pension, retirement or other benefit plan or program given to employees and executives of the Bank, to the extent commensurate with his then duties and responsibilities as fixed by the board of directors of the Bank.

              Pursuant to Mr. Rice's amended and restated employment agreement, the Bank has the right, at any time upon prior notice of termination, to terminate Mr. Rice's employment for any reason, including, without limitation, termination for "Cause" or "Disability" (each as defined in Mr. Rice's amended and restated employment agreement), and Mr. Rice has the right, upon prior notice of termination, to terminate his employment with the Bank for any reason.

              In the event that Mr. Rice's employment is terminated by (a) the Bank for other than Cause, Disability, or Mr. Rice's death and such termination occurs within two (2) years following a "Change in Control" (as defined in Mr. Rice's amended and restated employment agreement) or (b) Mr. Rice due to a material breach of his amended and restated employment agreement by the Bank, or for "Good Reason" (as defined in Mr. Rice's amended and restated employment agreement), then Mr. Rice will be entitled to receive a lump sum cash severance amount equal to his base salary, plus his incentive bonus for the previous year as in effect immediately prior to the date of his termination, less taxes and other required withholding. In the event that Mr. Rice's employment is terminated by the Bank for other than Cause, Disability, or Mr. Rice's death and such termination does not occur in conjunction with a Change in Control or within two (2) years after a Change in Control, then Mr. Rice will be entitled to receive a lump sum cash severance amount equal to the sum of his base salary as in effect immediately prior to the date of his termination, less taxes and other required withholding. In each case, Mr. Rice also will be entitled to receive for a period ending at the earlier of (i) the first anniversary of the date of his termination or (ii) the date of his full-time employment by another employer, at no cost to him, the continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which he was entitled to participate immediately prior to the date of his termination, other than any stock option or other stock compensation plans or bonus plans of the Company or the Bank; provided, however, if his participation in any of these plans, programs or arrangements is barred, the Bank is required to arrange to provide him with benefits substantially similar to those he was entitled to receive under these plans, programs and arrangements prior to the date of his termination.

              If the payments and benefits to Mr. Rice upon his termination would constitute a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the payments and benefits payable by the Bank to Mr. Rice pursuant to the terms of his amended and restated employment agreement will be reduced, in the manner determined by Mr. Rice, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Bank to Mr. Rice being non-deductible to the Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code.

              In the event that Mr. Rice's employment is terminated by the Bank for Cause, or Mr. Rice terminates his employment other than for Disability or Good Reason, Mr. Rice will have no right to compensation or other benefits for any period after the date of his termination other than for base salary accrued through the date of his termination. In the event that Mr. Rice's employment is terminated as a result of Disability or death during the term of his amended and restated employment agreement, Mr. Rice, or his estate in the event of his death, will receive the lesser of (i) his existing base salary as in effect as of the date of termination or death, multiplied by one year or (ii) his base salary for the duration of the term of employment, less taxes and other required withholding.

              Mr. Rice has agreed that during the term of his employment and after termination of his employment that he will not disclose to any other person or entity, other than in the regular course of business of the Bank, any "Confidential and Proprietary Information" (as defined in Mr. Rice's amended and restated employment agreement), other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Bank. Mr. Rice has agreed that during the term of his amended and restated employment agreement and for two (2) years after the date of his termination, he will not hire or solicit or attempt to solicit for hire, or encourage another person to hire, a "Covered Employee" (as defined in Mr. Rice's amended and restated employment agreement).

    Salary Continuation Plan

              As more fully discussed in "Salary Continuation Plan" under "Nonqualified Deferred Compensation" below, we have established a Salary Continuation Plan for our CEO and CBO that provides for certain annual benefits for each of them following their retirement from the Company, and that provides for the acceleration of their benefits upon termination due to a change-in-control, as that term is defined in the plan.

    Administration of the Company's Compensation Program

              The Company monitors its compensation program through the Compensation Committee. The Compensation Committee ensures that the total compensation paid to the Company's NEO's are appropriate given the Company's compensation goals and philosophies, as well as the skill sets and abilities of each individual recipient. The Company, through the Compensation Committee, endeavors to ensure that that the compensation and benefits of the NEO's are appropriate as compared to similar executive officers within the banking industry.

              The Compensation Committee's responsibilities are to:

  •
  establish the base salary, incentive compensation and any other compensation for the Company's CEO and; review and approve the base salary, incentive compensation and other compensation for the CFO, the CBO, the CCO and the COO in consultation with the Company's CEO;

  •
  monitor the Company's management incentive and equity-based compensation plans, retirement and benefit plans and discharge the duties imposed on the Compensation Committee by the terms of those plans; and

  •
  perform other functions or duties deemed appropriate by the Board.

              Compensation decisions for our NEO's and the non-employee directors are made by the Compensation Committee.

    Accounting and Tax Considerations — Equity-Based Compensation

              The Compensation Committee also considers the tax and accounting treatment of the various components of compensation, and although these considerations do not generally drive its decisions, the Compensation Committee generally strives to put the Company in the best position with respect to tax and accounting treatment. In particular, the Compensation Committee attempts to ensure that compensation to NEO's is deductible under Section 162(m) of the Code, although the Compensation Committee has reserved the right to provide compensation to NEO's that is not deductible for income tax purposes as circumstances warrant.

    Clawback Provisions

              We currently maintain numerous risk mitigating provisions in our compensation arrangements for the NEOs, which are described under the heading "Compensation Policies and Programs and Risk Management." As a result, we do not currently have a policy requiring a clawback with respect to compensation adjustments following later restatements of financial results beyond what is required under the Sarbanes-Oxley Act. Under those circumstances, the Compensation Committee would evaluate whether compensation adjustments are appropriate based upon the facts and circumstances surrounding the restatement. Under the Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, the stock exchanges and the SEC have been directed to adopt rules that would require companies to adopt a policy to recover certain compensation in the event of a material accounting restatement. We expect to adopt a policy as required by the Dodd-Frank Act when final regulations have been provided by the SEC and NASDAQ.

    Anti-Hedging/Pledging Policy

              The Company considers it inappropriate for any director or officer to enter into speculative transactions in the Company's securities. The Company's insider trading policy prohibits the purchase or sale of puts, calls, options, or other derivative securities based on the Company's securities. This prohibition also includes hedging or monetization transactions, such as forward sale contracts, in which the stockholder continues to own the underlying security without all the risks or rewards of ownership. Finally, directors, officers, and other employees may not purchase the Company's securities on margin, or borrow against any account in which Company securities are held. The prohibitions do not apply to the exercise of stock options granted as part of a Company incentive plan.

    Stock Ownership Guideline for the CEO

              The Board of Directors has adopted a stock ownership guideline for the CEO as of March 28, 2012. The guidelines require that the CEO own shares of common stock having a value of at least three times base salary, to be achieved over a five year period from the adoption of the guideline. At December 31, 2015, Mr. Gardner, our CEO, was in compliance with the established ownership guidelines.

Compensation Committee Report

              The Compensation Committee of the Board of Directors has reviewed and discussed the CD&A set forth in this Proxy Statement with management. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement.

Joseph L. Garrett, Committee Chair Ayad A. Fargo John D. Goddard Jeff C. Jones Cora M. Tellez

Compensation Policies and Programs and Risk Management

              The Compensation Committee views the Company's compensation program with a long-term focus. The greatest amount of compensation can be achieved over long periods of time through sustained excellent performance. We believe our compensation policies and programs provide a balanced mix of cash and equity, annual and longer-term incentives, and performance metrics that mitigate excessive risk-taking that could harm our value or reward poor judgment by our NEO's. In addition, the Compensation Committee, with the assistance of the CEO, establishes goals and objectives with a mix of quantitative and qualitative performance elements in order to avoid excessive weight on one performance measure. The Compensation Committee retains discretion in making final award determinations under its program so as to take into account changing market conditions, which allows our executives to focus on the long-term health of our Company rather than an "all or nothing" approach to achieving short-term goals.

Summary Compensation Table

              The NEO's for 2015 consisted of Steven R. Gardner, our President and Chief Executive Officer, E. Allen Nicholson, our Executive Vice President and Chief Financial Officer, Eddie Wilcox, our Senior Executive Vice President and Chief Banking Officer, Mike Karr, our Executive Vice President and Chief Credit Officer, and Tom Rice, our Executive Vice President and Chief Operating Officer. The following table shows the compensation of the NEO's for services to the Company or the Bank during the years ended December 31, 2015, 2014 and 2013.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Restricted Stock Awards ($) (2)	Option Awards ($) (3)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)

Steven R. Gardner	2015	500,000	496,861	758,000	236,729	-	242,452	82,473	2,316,515
President and	2014	475,000	332,500	-	183,378	-	228,367	26,198	1,245,443
Chief Executive Officer	2013	445,000	311,000	-	196,695	-	74,250	29,415	1,056,360
Eddie Wilcox	2015	300,000	178,870	-	165,710	-	45,179	35,353	725,112
Senior Executive Vice	2014	265,000	159,000	-	91,689	-	42,554	20,206	578,449
President and Chief Banking Officer	2013	245,000	147,000	-	98,347	-	-	27,389	517,736
Kent Smith	2015	109,269	-	-	118,365	-	-	15,152	242,786
Former Executive Vice	2014	240,000	120,000	-	91,689	-	-	17,793	469,482
President and Chief	2013	225,000	112,500	-	98,347	-	-	22,219	458,066
Financial Officer
Allen Nicholson	2015	145,750	72,417	169,500	-	-	-	9,975	397,642
Executive Vice President and	2014	-	-	-	-	-	-	-	-
Chief Financial Officer	2013	-	-	-	-	-	-	-	-
Mike Karr	2015	240,000	119,247	-	118,365	-	-	26,373	503,984
Executive Vice President and	2014	225,000	112,500	-	73,351	-	-	16,283	427,134
Chief Credit Officer	2013	208,000	94,000	-	98,347	-	-	19,568	419,915
Tom Rice	2015	240,000	97,500	-	118,365	-	-	30,254	486,119
Executive Vice President and	2014	195,000	97,500	-	73,351	-	-	17,236	383,087
Chief Operating Officer	2013	170,000	76,500	-	19,669	-	-	23,491	289,660

  (1)
  Discretionary incentive cash awards earned in 2013 were paid in 2014, Discretionary incentive cash awards earned in 2014 were paid in 2015, and Discretionary incentive cash awards earned in 2015 were paid in 2016.

  (2)
  There were no stock awards granted in 2013, or 2014. Mr. Gardner was awarded 50,000 shares of restricted stock in 2015, and Mr. Nicholson was awarded 10,000 shares of restricted stock upon commencement of his employment in 2015.

  (3)
  Option awards include options that were awarded on January 28, 2015 at a grant price of $15.16 per share. Mr. Gardner was awarded options to purchase a total of 50,000 shares of common stock in 2015, Messr. Wilcox was awarded options to purchase a total of 35,000 shares of common stock in 2015, and Messrs. Smith, Karr and Rice were each awarded options to purchase a total of 25,000 shares of common stock in 2015.

  (4)
  The value of options granted in 2015 was determined based upon the aggregate grant date fair value as computed pursuant to FASB ASC Topic 718. "Refer to Note 13 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of the assumptions underlying the option award valuations.

  (5)
  Non-equity Incentive Plan Compensation included amounts as described in "Salary Continuation Plan" below.

  (6)
  All Other Compensation consisted of the following, as outlined in the "All Other Compensation" table below.

ALL OTHER COMPENSATION

Name and Principal Position	Year	401(k) Contributions ($)	Auto ($) (1)	Group Term Life ($)	Other Insurance ($) (2)	Other ($) (3)	Total ($)

Steven R. Gardner President and Chief Executive Officer	2015	10,600	20,718	1,290	25,564	24,301	82,473
Eddie Wilcox Senior Executive Vice President and Chief Banking Officer	2015	12,616	5,200	864	14,838	1,836	35,353
Kent Smith Former Executive Vice President and Chief Financial Officer	2015	9,323	-	502	4,977	350	15,152
Allen Nicholson Executive Vice President and Chief Financial Officer	2015	2,962	-	343	6,671	-	9,975
Mike Karr Executive Vice President and Chief Credit Officer	2015	9,946	-	781	13,810	1,836	26,373
Tom Rice Executive Vice President and Chief Operating Officer	2015	9,863	-	490	19,901	-	30,254

  (1)
  Mr. Gardner has the use of a Company-leased vehicle, and Mr. Wilcox is granted an automobile allowance.

  (2)
  In addition to health care benefits, Mr. Gardner is covered under a separate $1.5 million life insurance policy, for which the Bank pays $699 every six months. The Bank pays for a Short Term Disability policy for Mr. Gardner which costs $1,728 annually. Pursuant to the September 2006 Long-Term Care Insurance Plan for Messrs. Gardner and Wilcox, the premiums paid by the Bank in 2015 were $2,502 and $1,467 respectively.

  (3)
  Club dues.

Grants of Plan-Based Awards in 2015

              The following table provides information about awards granted to the NEO's in 2015. All of the awards shown were granted under the 2012 Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
									All Other Option Awards: Number of Securities Underlying Options (#) (j)
								All Other Stock Awards: Number of Shares of Stock or Units (#) (i)			Grant Date Fair Value of Stock and Option Awards (l)
										Exercise or Base Price of Option Awards ($/sh) (k)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)

Steven R. Gardner	1/28/2015							50,000	50,000	$15.16	$994,729
Eddie Wilcox	1/28/2015							-	35,000	$15.16	$165,710
Allen Nicholson	6/22/2015							10,000	-	-	$169,500
Mike Karr	1/28/2015							-	25,000	$15.16	$118,365
Tom Rice	1/28/2015							-	25,000	$15.16	$118,365

Outstanding Equity Awards

              This table shows the equity awards that have been previously awarded to each of the NEO's and which remained outstanding as of December 31, 2015.

2015 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Steven R. Gardner	25,000	-	-	$12.10	1/3/2017	-	$-	-	-
President and	25,000	-	-	$7.10	1/2/2018	-	-	-	-
Chief Executive Officer	35,000	-	-	$5.01	8/27/2018	-	-	-	-
	5,000	-	-	$6.30	1/5/2021	-	-	-	-
	100,000	-	-	$7.87	6/5/2022	-	-	-	-
	50,000	-	16,667	$10.44	1/2/2023	-	-	-	-
	50,000	-	29,082	$15.68	1/2/2024	-	-	-	-
	50,000	-	50,000	$15.16	1/28/2025	-	-	-	-
						50,000	1,062,500	-	-

Eddie Wilcox	10,000	-	-	$12.10	1/3/2017	-	$-	-	-
Senior Executive Vice	25,000	-	-	$7.10	1/2/2018	-	-	-	-
President and	17,500	-	-	$5.01	8/27/2018	-	-	-	-
Chief Banking Officer	2,000	-	-	$6.30	1/5/2021	-	-	-	-
	25,000	-	-	$7.87	6/5/2022	-	-	-	-
	25,000	-	8,334	$10.44	1/2/2023
	25,000	-	16,667	$15.68	1/2/2024	-	-	-	-
	35,000	-	35,000	$15.16	1/28/2025	-	-	-	-

Mike Karr	5,000	-	-	$12.10	1/3/2017	-	$-	-	-
Executive Vice President and	10,000	-	-	$7.10	1/2/2018	-	-	-	-
Chief Credit Officer	10,000	-	-	$5.01	8/27/2018	-	-	-	-
	2,000	-	-	$6.30	1/5/2021	-	-	-	-
	25,000	-	-	$7.87	6/5/2022	-	-	-	-
	25,000	-	8,334	$10.44	1/2/2023	-	-	-	-
	20,000	-	13,334	$15.68	1/2/2024	-	-	-	-
	25,000	-	25,000	$15.16	1/28/2025	-	-	-	-

Tom Rice	5,000	-	-	$4.25	11/3/2018	-	$-	-	-
Executive Vice President and	2,000	-	-	$6.30	1/5/2021	-	-	-	-
Chief Operating Officer	5,000	-	-	$6.26	12/14/2021	-	-	-	-
	5,000	-	1,667	$10.44	1/2/2023	-	-	-	-
	20,000	-	13,334	$15.68	1/2/2024	-	-	-	-
	25,000	-	25,000	$15.68	1/28/2025	-	-	-	-

Allen Nicholson						10,000	$212,500	-	-
Executive Vice President and						-	-	-	-
Chief Financial Officer						-	-	-	-

              The unearned options from the table above vest ratably over a three year period and will be fully vested as follows:

Name	Unvested	Vesting Date	Vesting %

Steven R. Gardner	16,667	1/2/2016	100%
	33,334	1/2/2017	100%
	50,000	1/28/2018	100%
Eddie Wilcox	8,334	1/2/2016	100%
	16,667	1/2/2017	100%
	35,000	1/28/2018	100%
Mike Karr	8,334	1/2/2016	100%
	13,334	1/2/2017	100%
	25,000	1/28/2018	100%
Tom Rice	1,667	1/2/2016	100%
	13,334	1/2/2017	100%
	25,000	1/28/2018	100%

Exercised Options in 2015

              No options were exercised in 2015.

Pension Benefits

              The Company has no pension benefits plans.

Nonqualified Deferred Compensation

              The Bank has implemented the Salary Continuation Plan, a non-qualified supplemental retirement plan for certain executive officers of the Bank. Because the Salary Continuation Plan is an unfunded plan, the Bank is under no obligation to fund the Salary Continuation Plan. For our CEO the Salary Continuation Plan, as amended, provides for the annual benefit of $200,000, which is to be paid out in twelve (12) equal monthly installments commencing on the first day of the month following normal retirement at age 62 for a period of fifteen (15) years. For our CBO the Salary Continuation Plan provides for the annual benefit of $100,000, which is to be paid out in twelve (12) equal monthly installments commencing on the first day of the month following normal retirement at age 62 for a period of fifteen (15) years. The Salary Continuation Plan also provides for the acceleration of the CEO's and CBO's benefits upon termination due to a change-in-control, as that term is defined in this plan. See "Potential Payments Made Upon Termination or a Change-in-Control" below.

              The amount expensed in 2015 under the Salary Continuation Plan amounted to an aggregate of $772,000, of which $242,000 was for Mr. Gardner, and $45,000 was for Mr. Wilcox, the remainder of which is associated with former executives of financial institutions that have been acquired by the Company. As of December 31, 2015, $3.4 million was recorded in other liabilities on the Company's consolidated statements of condition for this Salary Continuation Plan. The Salary Continuation Plan was accounted for in accordance with ASC 715 as of December 31, 2015.

2015 NONQUALIFIED SALARY CONTINUATION PLAN

Name	Aggregate Balance at Fiscal Year-End Prior to Last Fiscal Year-End ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Steven R. Gardner	770,978	242,452	-	-	1,013,430
President and Chief Executive Officer
Eddie Wilcox	42,554	45,179	-	-	87,733
Senior Executive Vice President and
Chief Operating Officer

Potential Payments Made Upon Termination or a Change-in-Control

              As described in "Employment Arrangements" under "Compensation Discussion and Analysis" above in this Proxy Statement, all of our NEO's are party to an employment agreement with us, which provides the executives with benefits in the event of certain terminations of employment. In addition, Mr. Gardner, our CEO, and Mr. Wilcox, our CBO, are party to a Salary Continuation Plan, which also provides them with benefits in the event of certain terminations of employment.

Employment Agreements

              As previously discussed in "Employment Arrangements" under "Compensation Discussion and Analysis" above, we have entered into employment agreements with our NEO's. The following information describes payments due to our NEO's at December 31, 2015, following their termination of employment with us as if it had occurred on December 31, 2015. As indicated above on September 1, 2015, Messrs. Gardner, Wilcox, Karr and Rice entered into amended and restated employment agreements with the Company and/or Bank, as applicable, and Mr. Nicholson entered into an employment agreement with the Bank. The below disclosure relates to the employment agreements with our NEO's that were in effect at December 31, 2015.

              Termination for Cause; Resignation without Disability or Good Reason.    If an executive is terminated for cause or resigns without disability or good reason, as such terms are defined in the employment agreements, he will receive only his base salary accrued through the date of termination or death. In this event, no additional severance benefits are payable.

              Termination as a Result of Disability; Death.    If an executive is terminated as a result of disability or death during the term of employment, the executive will receive the lesser of (i) his base salary as in effect as of the date of termination, multiplied by one year, or (ii) his base salary for the duration of the term of his employment agreement, less taxes and other required withholding.

              Termination other than for Cause, Disability or Death; Resignation by the Executive Due to Our Material Breach or Good Reason Following a Change of Control.    If an executive is terminated (a) by us other than for cause, disability, or his death and such termination occurs within two (2) years following a Change in Control or (b) by the executive due to a material breach of the employment agreement by us, or for "Good Reason," then the executive will be entitled to a lump sum cash payment equal to his base salary as in effect immediately prior to the date of termination plus his incentive bonus for the previous year with respect to Messrs. Nicholson, Karr and Rice. With respect to Mr. Wilcox, he will be entitled to a lump sum cash payment equal to his base salary as in effect immediately prior to the date of termination multiplied by two (2), plus his incentive bonus for the previous year. With respect to Mr. Gardner, he will be entitled to a lump sum cash payment equal to his base salary as in effect immediately prior to the date of termination multiplied by three (3), plus his incentive bonus for the previous year. Pursuant to the employment agreements, "Good Reason" means the executive resigned within two (2) years of a Change in Control based on (1) a material reduction by us of his functions, duties or responsibilities, (2) a material reduction by us of his base salary, or (3) our requirement that he be based at a location more than 50 miles from Irvine, California, without the executive's express written consent. Under the terms of each of the NEO's employment agreements, if the executive's employment with us is terminated as described above, then the executive is entitled to participate, at no cost to the executive, in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which the executive was entitled to participate immediately prior to the date of termination (other than any of our stock option or other stock compensation plans or bonus plans), for a period ending at the earlier of (i) the third anniversary of the date of termination with respect to Mr. Gardner and the first anniversary of the date of termination with respect to Messrs. Wilcox, Nicholson, Karr and Rice, and (ii) the date of his full-time employment by another employer, provided that in the event Mr. Gardner's participation in any such plan, program or arrangement is barred, we must arrange to provide him with benefits substantially similar to those he was entitled to receive under such plans, programs and arrangements prior to the date of termination.

              In receiving any of the foregoing payments, the NEO's are not obligated to seek other employment or to mitigate in any way the amounts payable to them as set forth above, and such amounts will not be reduced or terminated whether or not an executive obtains other employment.

              Each employment agreement also provides that the severance payments and benefits will be modified or reduced by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable being subject to an excise tax under the "golden parachute" provisions under Section 280G of the Code or subject to the excise tax imposed under Section 4999 of the Code.

Restrictive Covenants

              The employment agreements require each executive to refrain from soliciting employees of the Company for a two-year period after termination of employment. The agreements limit the executives' ability to disclose or use any of the Company's confidential information, trade secrets or business opportunities.

Salary Continuation Plan

              The following describes the potential payments required pursuant to the Salary Continuation Plan, which is still in effect, in the event of a termination or a change of control.

              Early Termination other than due to Change in Control, Death, Disability or for Cause.    In the event of an early termination of either of Mr. Gardner's or Mr. Wilcox's employment agreement, which termination results other than from a change in control, disability or cause, as such terms are defined in the Salary Continuation Plan, he will receive one hundred percent (100%) of the accrual balance, as defined in the Salary Continuation Plan, determined as of the end of the month preceding the termination payable in twelve (12) equal monthly installments for a period of fifteen (15) years.

              Disability Benefit.    In the event that Mr. Gardner's or Mr. Wilcox's employment is terminated due to disability, each will receive one hundred percent (100%) of the accrual balance determined as of the end of the month preceding the termination payable in twelve (12) equal monthly installments for a period of fifteen (15) years.

              Change in Control Benefit.    Upon a change of control, followed within twelve (12) months by a termination of Mr. Gardner's or Mr. Wilcox's employment agreement, the executive would receive a lump-sum change in control benefit payment commencing within 90 days following the separation from service, provided that, in the event this amount is subject to federal excise taxes under the "golden parachute" provisions under Section 280G of the Code, the payments will be reduced or delayed to the extent it would not be an excess parachute payment.

              Death Benefit.    In the event either Mr. Gardner or Mr. Wilcox dies while employed by us, his beneficiary will receive a lump sum amount pre-retirement death benefit payment within 90 days following death.

Summary of Potential Termination Payments

              The following table reflects the value of termination payments and benefits that each of Messrs. Gardner, Wilcox, Nicholson, Karr, and Rice who were the NEO's that had employment agreements as of December 31, 2015, would receive under their employment agreements and the termination payments and benefits that Mr. Gardner and Mr. Wilcox would receive under the Salary Continuation Plan, as applicable, which was in place on December 31, 2015, if they had terminated employment on December 31, 2015 under the circumstances shown. The table does not include accrued salary and benefits, or certain amounts that Messrs. Gardner, Wilcox, Nicholson, Karr, and Rice would be entitled to receive under certain plans or arrangements that do not discriminate in scope, terms or operation, in favor of our executive officers and that are generally available to all salaried employees.

Officer	Severance ($)		Insurance Benefits ($)		Salary Continuation Plan ($)		Equity Accelerated Vesting ($)		Total ($)

Mr. Gardner

Termination for Cause or Resignation without Disability or Good Reason	-		-		-		-		-
Death	500,000	(1)	1,500,000		1,982,130	(4)	646,657	(8)	4,628,787
Disability	500,000	(1)	36,000		1,539,345	(5)	646,657	(8)	2,722,002
Retirement	-		-		3,000,000	(6)	646,657	(8)	3,646,657
Change of Control	-		-		1,982,130	(9)	-		1,982,130
Termination without Cause, or Resignation Due to Our Material Breach	2,990,583	(2)	36,574	(3)	1,539,345	(5)	-		4,566,502
Termination in connection with a Change in Control	2,990,583	(2)	36,574	(3)	1,982,130	(7)	-		5,009,287
Mr. Wilcox

Termination for Cause or Resignation without Disability or Good Reason	-		-		-	(5)	-		-
Death	300,000	(1)	-		989,413	(4)	396,076	(8)	1,685,489
Disability	300,000	(1)	-		132,581	(5)	396,076	(8)	828,657
Retirement	-		-		1,500,000	(6)	396,076	(8)	1,896,076
Change of Control	-		-		989,413	(9)	-		989,413
Termination without Cause, or Resignation Due to Our Material Breach	478,870	(2)	27,011	(3)	132,581	(5)	-		638,462
Termination in connection with a Change in Control	478,870	(2)	27,011	(3)	989,413	(7)	-		1,495,294
Mr. Nicholson

Termination for Cause or Resignation without Disability or Good Reason	-		-		-		-		-
Death or Disability	275,000	(1)	-		-		-		275,000
Retirement	-		-		-		-		-
Change of Control	-		-		-		-		-
Termination without Cause, or Resignation Due to Our Material Breach	347,417	(2)	22,093	(3)	-		-		369,510
Termination in connection with a Change in Control	347,417	(2)	22,093	(3)	-		-		369,510

Officer	Severance ($)		Insurance Benefits ($)		Salary Continuation Plan ($)	Equity Accelerated Vesting ($)		Total ($)

Mr. Karr

Termination for Cause or Resignation without Disability or Good Reason	-		-		-	-		-
Death	240,000	(1)	-		-	316,611	(8)	556,611
Disability	240,000	(2)	-		-	316,611	(8)	556,611
Retirement	-		-		-	316,611	(8)	316,611
Change of Control	-		-		-	-		-
Termination without Cause, or Resignation Due to Our Material Breach	359,247	(2)	22,093	(3)	-	-		381,340
Termination in connection with a Change in Control	359,247	(2)	22,093	(3)	-	-		381,340
Mr. Rice

Termination for Cause or Resignation without Disability or Good Reason	-		-		-	-		-
Death or Disability	240,000	(1)	-		-	244,541	(8)	484,541
Disability	240,000	(2)	-		-	244,541	(8)	484,541
Retirement	-		-		-	244,541	(8)	244,541
Change of Control	-		-		-	-		-
Termination without Cause, or Resignation Due to Our Material Breach	359,247	(2)	30,782	(3)	-	-		390,029
Termination in connection with a Change in Control	359,247	(2)	30,782	(3)	-	-		390,029

(1)
With respect to termination due to disability or death, represents an amount equal to the lesser of (i) his base salary as in effect as of the date of termination, multiplied by one year, or (ii) his base salary for the duration of the term of his employment agreement.

(2)
For Mr. Gardner, the amount represents a cash severance amount equal to the executive's base salary as in effect immediately prior to the date of termination multiplied by three (3), plus his incentive bonus for the previous year, to be paid in a lump sum. For Mr. Wilcox, the amount represents a cash severance amount equal to the executive's base salary as in effect immediately prior to the date of termination multiplied by two (2), plus his incentive bonus for the previous year, to be paid in a lump sum. For Messrs. Nicholson, Karr, and Rice the amount represents a cash severance amount equal to the executive's base salary as in effect immediately prior to the date of termination, plus his incentive bonus for the previous year, to be paid in a lump sum. The foregoing severance amounts will be modified or reduced pursuant to Sections 280G or 4999 of the Code (as applicable) as more fully described above under "Employment Agreements."

(3)
Represents the incremental cost to the Company resulting in the individual's participation, at no cost to him, in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which he was entitled to participate immediately prior to the date of termination (other than any stock option or other stock compensation plans or bonus plans of us), for a period ending at the earlier of (i) the third anniversary of the date of termination with respect to Mr. Gardner and the first anniversary of the date of termination with respect to Messrs. Wilcox, Nicholson, Karr and Rice, and (ii) the date of his full-time employment by another employer, provided that in the event the individual's participation in any such plan, program or arrangement is barred, we must arrange to provide him with benefits substantially similar to those he was entitled to receive under such plans, programs and arrangements prior to the date of termination.

(4)
Represents a lump-sum pre-retirement death benefit payment commencing within 90 days following death.

(5)
Represents an amount equal to one hundred percent (100%) of the accrual balance, as defined in the Salary Continuation Plan, determined as of the end of the month preceding the termination payable in twelve (12) equal monthly installments for a period of fifteen (15) years.

(6)
For our CEO, represents the annual benefit of $200,000, which is to be paid out in twelve (12) equal monthly installments for a period of fifteen (15) years. For our CBO, represents the annual benefit of $100,000, which is to be paid out in twelve (12) equal monthly installments for a period of fifteen (15) years.

(7)
Upon a change of control, followed within twelve (12) months by a termination of an executive's employment agreement, represents a lump-sum change in control benefit payment commencing within 90 days following the separation from service.; provided that, in the event this amount is subject to federal excise taxes under the "golden parachute" provisions under Section 280G of the Code, the payments will be reduced or delayed to the extent it would not be an excess parachute payment.

(8)
Reflects the dollar value of unexercisable options that become exercisable upon the occurrence of a sale event or termination due to death, disability or retirement pursuant to the terms of the 2004 Long-Term Incentive Plan and the 2012 Long-Term Incentive Plan. The dollar value of the vested stock options was determined by calculating the closing price of the Company's common stock on December 31, 2015 less the option exercise price, and multiplying that by the number of shares for each award at the end of year 2015.

(9)
Represents a lump-sum change in control benefit payment commencing within 90 days following the separation from service.

 RELATED TRANSACTIONS AND OTHER MATTERS

Transactions with Certain Related Persons

              It is the policy of the Company that all permissible transactions between the Company and its executive officers, directors, holders of 5% or more of the shares of any class of its common stock and affiliates thereof, contain terms no less favorable to the Company than could have been obtained by it in arm's-length negotiations with unaffiliated persons and are required to be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

              On March 15, 2014, the Company completed its acquisition of FAB. Prior to the acquisition, FAB was a commercial bank that exclusively focused on providing deposit and other services to HOAs and HOA management companies nationwide. The FAB business of servicing HOAs and HOA management companies has been joined with and is currently the primary source of business for the Bank's existing HOA Banking Unit, which focuses exclusively on generating business banking relationships and servicing the specialized banking needs of HOA management companies and their respective clients. In connection with the FAB acquisition, the Bank, as successor-in-interest to FAB, entered into an amendment of the Depository Services Agreement, dated October 1, 2011, as amended, between FAB and Associa ("Depository Services Agreement"), that provided for (i) the Bank to be the successor to FAB upon consummation of the acquisition of FAB and (ii) the term of the Depository Services Agreement to be extended for a five-year period. During 2014, the Depository Services Agreement governed the services provided by the Bank to Associa and the HOA management companies controlled by Associa and those services provided by the Associa HOA management companies to the Bank. In 2015, Associa assigned its interests in the Depository Services Agreement to an entity of which Associa is the majority owner, and Mr. Corona became the sole shareholder of Associa. As a result, the Bank will provide services under the Depository Services Agreement to Associa's assignee, and the HOA management companies controlled by Associa will continue to provide services to the Bank,

              During 2015, Mr. Carona, who became a director of the Company in 2014 in connection with the completion of the FAB acquisition, was the sole-owner and President and Chief Executive Officer of Associa. Pursuant to the Depository Services Agreement, the Bank paid Associa approximately $1.8 million in 2015 and, as such, the $1.8 million paid by the Bank to Associa during 2015 is attributable to Mr. Carona's ownership interest in Associa during 2015.

              Pursuant to the Depository Services Agreement, the Company expects that such payments will exceed $120,000.

              The Company and the Bank have continued to operate the HOA banking business of FAB substantially as it was conducted by FAB prior to the acquisition. While the Bank receives deposits from non-Associa HOA management companies, the Banks' relationship with the Associa HOA management companies offers the Bank the ability to take advantage of important efficiencies, cost savings and lower fees created by the role of the Associa management companies in the banking relationships the Bank maintains with the HOAs. Associa is the largest privately held HOA management company in the U.S. and operates a holding company that owns numerous subsidiary management companies. The Associa HOA management companies that maintain deposit relationships with the Bank represent thousands of HOAs and thousands of HOA accounts.

              The Company's and the Bank's relationship with Associa and its management companies is an important component of our successful HOA Banking Unit. Further, Mr. Carona's expertise in the HOA management company banking business has and continues to be extremely helpful to the Board and our management team as we continue to grow our HOA Banking Unit.

Indebtedness of Management

              Certain of our officers and directors, as well as their immediate family members and affiliates, are customers of, or have had transactions with us in the ordinary course of business. These transactions include deposits, loans and other financial services related transactions. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. As of the date of this filing, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Pursuant to Section 16(a) of the Exchange Act and the related rules and regulations, our directors and executive officers and any beneficial owners of more than 10% of any registered class of our equity securities, are required to file reports of their ownership, and any changes in that ownership, with the SEC. Based solely on our review of copies of these reports and on written representations from such reporting persons, we believe that during 2015, all such persons filed all ownership reports and reported all transactions on a timely basis except that, due to an administrative oversight, a Form 3 was not timely filed for Ms. Cora Tellez following her appointment as a director of the Company in October 2015 to report her ownership of shares of our capital stock at that time.

ITEM 2. TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

              The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in 2010, requires that companies provide their stockholders with the opportunity to cast an advisory vote to approve executive officer compensation, commonly referred to as a "Say-on-Pay" vote, at least once every three years. In a vote held at the 2012 Annual Meeting of Stockholders, our stockholders voted in favor of holding Say-on-Pay votes annually. In light of this result and other factors considered by the Board, the Board has determined that the Company will hold Say-on-Pay votes on an annual basis until the next required vote on the frequency of such Say-on-Pay votes.

              The Board believes that the Company's compensation policies and procedures are appropriately aligned with the long-term interest of its stockholders. The Board also believes that both the Company and stockholders benefit from responsive corporate governance policies and constructive and consistent dialogue.

              This Say-on-Pay proposal, gives you as a stockholder the opportunity to endorse or not endorse our executive pay program through the following resolution:

              "RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby Approved."

              As described in detail and in the Compensation Discussion and Analysis, we intend for our compensation program to align the interests of our executive officers with those of the stockholders by rewarding performance for implementing the Company's various strategies, with the ultimate goal of improving long-term stockholder value. We evaluate both performance and compensation to ensure that we maintain our ability to attract and retain employees in key positions, and to ensure that compensation provided to key employees keeps these employees focused on franchise value creation. Our compensation program includes:

  •
  base salary;
  •
  annual cash incentive awards;
  •
  long-term equity incentive awards;
  •
  retirement plans and other benefits; and
  •
  other executive benefits, such as perquisites and severance benefits.

Vote Required

              Your vote on this proposal is an advisory vote, which means that the Company and the Board are not required to take any action based on the outcome of the vote. However, the Compensation Committee will consider the vote of our stockholders on this proposal when determining the nature and scope of future executive compensation programs.

              The affirmative vote of holders of the majority of the shares for which votes are cast at the Annual Meeting is needed to approve this proposal on a non-binding advisory basis. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

ITEM 3. TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 100,000,000 SHARES

              We are asking you to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock. Our Certificate of Incorporation provides for the authorization of 50,000,000 shares of common stock. Our Board has approved, and recommends that all stockholders approve, the proposed amendment to our Certificate of Incorporation to increase the authorized shares of common stock from 50,000,000 to 100,000,000 shares. The discussion regarding this proposal is qualified in its entirety by reference to the complete text of the proposed amendment to Section A, Article FOURTH of our Certificate of Incorporation, which is attached to this Proxy Statement as Appendix A and incorporated into this Proxy Statement by reference. We urge you to read carefully this proposed amendment to Section A, Article FOURTH that is set forth in Appendix A in its entirety because this summary may not contain all the information about this amendment that is important to you.

Background of Proposal

              The Board has proposed this increase in authorized shares of common stock to ensure that we have sufficient shares of common stock available for general corporate purposes including, without limitation, to have sufficient shares of common stock available to the extent that we want to offer our common stock in full or partial consideration for acquisition opportunities that we may pursue from time to time, to raise capital to the extent deemed appropriate, and to provide equity incentives to employees. Currently, we do not have any arrangements, agreements or understandings to issue shares in connection with any of the foregoing activities, except with respect to awards that may be made pursuant to the Company's 2012 Long-Term Incentive Plan.

              As of the Record Date, 27,543,733 shares of our common stock were issued and outstanding and an additional 1,137,252 shares of common stock were reserved for issuance upon the exercise of outstanding rights to acquire common stock allocated by the Company under its various compensation plans, and 21,319,015 shares of common stock remain currently available for issuance by us.

              The additional shares of common stock authorized by the proposed amendment to Section A, Article FOURTH of our Certificate of Incorporation will be available for issuance at the direction of the Board from time to time for any proper corporate purpose, including, without limitation, the raising of additional capital for use in our business, future acquisitions of other companies, issuances of common stock pursuant to employee benefit plans, each as discussed above, as well as stock dividends, stock splits and other general corporate purposes. Certain issuances of common stock approved by the Board, however, may also require the approval by our stockholders under applicable law or NASDAQ rules. The proposed amendment to Section A, Article FOURTH of our Certificate of Incorporation does not change the terms of our common stock. The additional shares of common stock to be authorized by the proposed amendment to Section A, Article FOURTH of our Certificate of Incorporation will have the same voting rights, the same rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. Approval of the proposed amendment to Section A, Article FOURTH of our Certificate of Incorporation will not affect the rights of the holders of our currently outstanding common stock, except for incidental effects that would only occur as a result of increasing the number of shares of common stock outstanding, such as dilution of the earnings per share and dilution of voting rights of current holders of common stock.

              The following table sets forth information with respect to our common stock:

Currently Authorized Shares	Currently Outstanding Shares (1)	Shares Currently Reserved for Issuance (2)	Shares Currently Available for Issuance	Proposed Authorized Shares (3)	Shares Potentially Available for Issuance (4)

50,000,000	27,543,733	1,137,252	21,319,015	100,000,000	71,319,015

  (1)
  As of the close of business on the Record Date.

  (2)
  Consists of shares of common stock reserved for issuance under our 2004 Long-term Incentive Plan and 2012 Long-Term Incentive Plan.

  (3)
  The number of authorized shares of common stock, if this Item 3 is approved by our stockholders.

  (4)
  The number of shares of common stock available for issuance, if this Item 3 is approved by our stockholders.

Anti-Takeover Issues

              This proposal has not been made in response to, and is not being presented to deter, any effort to obtain control of the Company and is not being proposed as an anti-takeover measure. Nevertheless, the proposed increase in the number of authorized shares of common stock may discourage or make it more difficult to effect a change in control of the Company. For example, we could issue additional shares to dilute the voting power of, create voting impediments for, or otherwise frustrate the efforts of persons seeking to take over or gain control of the Company, whether or not the change in control is favored by a majority of our unaffiliated stockholders. We could also privately place shares of common stock with purchasers who would side with our Board in opposing a hostile takeover bid.

Text of the Amendment

              The proposed amendment to our Certificate of Incorporation is set forth in Appendix A to this Proxy Statement, which shows the proposed amendment to Section A, Article FOURTH of our Certificate of Incorporation increasing the authorized shares of common stock. If this proposal is approved by our stockholders, we will amend our Certificate of Incorporation to reflect the revisions contemplated by this proposal as set forth in Appendix A, and the resulting Amendment to Amended and Restated Certificate of Incorporation will become effective upon its filing with the Secretary of State of the State of Delaware, which is anticipated to occur promptly after the Annual Meeting.

Vote Required

              The affirmative vote of holders of at least the majority of the outstanding shares of our common stock is needed to approve this proposal. Therefore, the failure to vote, either by proxy or in person, will have the same effect as a vote against the approval of the proposal. Abstentions also will have the same effect as a vote against the approval of the proposal. This proposal to amend Section A, Article FOURTH of our Certificate of Incorporation is considered a "non-routine" item upon which brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Therefore, broker "non-votes" will have the same effect as a vote against the approval of the proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 100,000,000.

 ITEM 4. TO RATIFY THE APPOINTMENT OF VAVRINEK, TRINE, DAY & CO., LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016

              The Company's independent auditors for its fiscal year ended December 31, 2015 were VTD, independent public accountants. The Audit Committee of the Board of Directors considered the qualifications and experience of VTD, and, in consultation with the Board of Directors of the Company, appointed them as independent auditors for the Company for the current fiscal year which ends December 31, 2016. Although ratification of our independent auditors by stockholders is not required by law, the Audit Committee and Board of Directors desire to obtain the stockholders' ratification of such appointment. If ratification of VTD as our independent auditors is not approved by stockholders, the matter will be referred to the Audit Committee for further review.

              We do not expect that representatives of VTD will be present at the Annual Meeting.

Vote Required

              The affirmative vote of holders of the majority of the shares for which votes are cast at the Annual Meeting is needed to approve this proposal. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF VAVRINEK, TRINE, DAY & CO., LLP AS THE COMPANY'S INDEPENDENT AUDITOR.

Fees

              Aggregate fees for professional services rendered to the Company by VTD for the years ended December 31, 2015 and 2014 were as follows:

	2015	2014

Audit fees	$207,500	$203,000
Audit-related fees	15,000	14,500

Audit and audit-related fees	222,500	217,500

Tax & Tax-Related compliance fees	29,300	45,000
All other fees	39,000	57,600

Total fees	$290,800	$320,100

    Audit Fees

              Audit fees are related to the integrated audit of the Company's annual financial statements for the years ended December 31, 2015 and 2014, and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q and 10-K for those years.

    Audit-Related Fees

              Audit-related fees for each of 2015 and 2014 included fees for audits of the Company's 401(k) plan.

    Tax Compliance Fees

              Tax fees in both 2015 and 2014 consisted of tax compliance services in preparation of the Company's tax returns filed with the Internal Revenue Service and various state tax agencies.

    All Other Fees

              All other fees for 2015 included fees related to the acquisition of Security Bank of California. All other fees for 2014 included fees related to the acquisitions of Infinity Holdings and Independence Bank.

Audit Committee Pre-Approval Policies and Procedures

              The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specified audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

              In 2015, 100% of Audit-Related Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee.

ITEM 5. ADJOURNMENT OF THE ANNUAL MEETING

              In the event there are not sufficient votes at the time of the Annual Meeting to approve Item 3, our Board of Directors may propose to adjourn the Annual Meeting to a later date or dates in order to permit the solicitation of additional proxies. Pursuant to the DGCL, the Board of Directors is not required to fix a new record date to determine the stockholders entitled to vote at the adjourned meeting. If the Board of Directors does not fix a new record date, it is not necessary to give any notice of the time and place of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken unless the adjournment is for more than 30 days. If a new record date is fixed, notice of the adjourned meeting shall be given as in the case of an original meeting.

              In order to permit proxies that have been received by us at the time of the Annual Meeting to be voted for an adjournment, if necessary, we have submitted this proposal to you as a separate matter for your consideration (the "Adjournment Proposal"). If approved, the Adjournment Proposal will authorize the holder of any proxy solicited by our Board of Directors to vote in favor of adjourning the Annual Meeting and any later adjournments. If our stockholders approve this Adjournment Proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of Item 3, including the solicitation of proxies from our stockholders who have previously voted against these proposals. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against Item 3, have been received, we could adjourn the Annual Meeting without a vote on the proposal and seek to convince the holders of those shares to change their votes to votes in favor of the proposal.

Vote Required

              The affirmative vote of holders of the majority of the shares for which votes are cast at the Annual Meeting is needed to approve this proposal. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ADJOURNMENT PROPOSAL.

 REPORT OF THE AUDIT COMMITTEE

              The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

              The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2015 with management and with the independent auditors. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as amended by SAS 114 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other things:

  •
  Methods used to account for significant unusual transactions;
  •
  The effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
  •
  The process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and
  •
  Disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

              The Audit Committee has received the written disclosures and the letter from the Company's independent accountants, VTD, required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee. Additionally, the Audit Committee has discussed with VTD the issue of its independence from the Company. Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The Audit Committee also recommended the appointment of VTD as the Company's independent accountants for the year ending December 31, 2016.

AUDIT COMMITTEE
Michael L. McKennon, Chair Kenneth A. Boudreau Joseph L. Garrett Jeff C. Jones Cora M. Tellez

ANNUAL REPORT

              A copy of our Annual Report on Form 10-K for the year ended December 31, 2015, including financial statements and schedules, accompanies this Proxy Statement.

              Additional copies of the Annual Report on Form 10-K for the year ended December 31, 2015 may be obtained without charge by writing to Investor Relations, Pacific Premier Bancorp, Inc., 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614. This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2015, are also available at our website, www.ppbi.com under the Investor Relations section and from the SEC at its website, www.sec.gov.

 HOUSEHOLDING

              The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for Proxy Statements with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single Proxy Statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, or if you are receiving multiple copies of the Proxy Statement and wish to receive only one, please notify your broker or nominee if your shares are held in a brokerage account or other account or our agent, American Stock Transfer & Trust Co., if you hold registered shares. You can notify American Stock Transfer & Trust Co. by sending a written request to: American Stock Transfer & Trust Co., 6201 15th Avenue, Brooklyn, NY 11219, or by calling American Stock Transfer & Trust Co., at (800) 937-5449.

STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

              Under the rules of the SEC and our Bylaws, stockholder proposals that meet certain conditions may be included in our proxy statement and form of proxy for a particular annual meeting if they are presented to us in accordance with the following:

  •
  Stockholder proposals intended to be considered for inclusion in next year's proxy statement for the 2017 Annual Meeting of Stockholders must be received by the Company by [    •    ], 2016, which is one hundred twenty (120) days prior to the anniversary date that we released this Proxy Statement to our stockholders for the Annual Meeting.

  •
  Stockholders that intend to present a proposal at our 2017 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement for that meeting, must give notice of the proposal to our Secretary no sooner than January 31, 2017, which is one hundred twenty (120) days prior to May 31, 2017, which is the one-year anniversary of the Annual Meeting, but no later than February 28, 2017, which is ninety (90) days prior to May 31, 2017 (the one-year anniversary of the Annual Meeting). As set forth in our Bylaws, the stockholder's notice to the Secretary must contain certain required information.

  •
  If the date of the 2017 Annual Meeting of Stockholders is held on a date more than thirty (30) calendar days before or sixty (60) days after May 31, 2017 (the one-year anniversary of the Annual Meeting), the stockholder's notice must be delivered to our Secretary no sooner than the 120th day prior to the 2017 Annual Meeting of Stockholders, and no later than (a) the 90th day prior to the date of the 2017 Annual Meeting of Stockholders, or (b) in the event the first public announcement of the date of the 2017 Annual Meeting of Stockholders is less than one hundred (100) days prior to the date of the 2017 Annual Meeting of Stockholders, the 10th day following the day on which public announcement of the date of the 2017 Annual Meeting of Stockholders is first made by the Company.

  •
  In the event the Board increases the number of directors to be elected to the Board and the public announcement of such increase is not made on or before February 21, 2017, which is one hundred (100) days prior to May 31, 2017 (the one-year anniversary of the Annual Meeting), stockholder nominees for the new directorships will be considered timely if provided to Secretary within 10 days of the public announcement.

  •
  Pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act the proxies designated by us for the Annual Meeting will have discretionary authority to vote with respect to any proposal received after [    •    ], 2016, which is forty-five (45) days before the date on which the Company first sent the proxy materials for the Annual Meeting. In addition, our Bylaws, provide that any matter to be presented at the Annual Meeting must be proper business to be transacted at the Annual Meeting or a proper nomination to be decided on at the Annual Meeting and must have been properly brought before such meeting pursuant to our Bylaws.

  •
  Our Secretary must receive notices of stockholder proposals or nominations in writing at the executive offices of the Company at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, Attention: Secretary.

              No notice that a stockholder intends to present a proposal at the Annual Meeting was received by the Company on or before February 26, 2016, which is ninety (90) days prior to the one-year anniversary of the 2015 Annual Meeting of Stockholders.

OTHER MATTERS

              The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

              Whether or not you intend to be present at the Annual Meeting, you are urged to promptly return your proxy card or vote by telephone or via the Internet. If you are present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record-holder to vote personally at the Annual Meeting.

By Order of the Board of Directors,

Robert A. Tidd Corporate Secretary
Irvine, California April [ • ], 2016

Appendix A

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
PACIFIC PREMIER BANCORP, INC.

              Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware (the "DGCL"), Pacific Premier Bancorp, Inc., a Delaware corporation (hereinafter, the "Corporation") adopts the following amendment to it's Amended and Restated Certificate of Incorporation:

              FIRST: The name of the Corporation is Pacific Premier Bancorp, Inc.

              SECOND: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to delete Section A of Article FOURTH in its entirety and replace it with the following:

              FOURTH:

  A.
  The total number of shares of all classes of stock which the Corporation shall have authority to issue is one-hundred-one million (101,000,000) consisting of:

  1.
  One million (1,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock"); and

  2.
  One-hundred million (100,000,000) shares of Common Stock, par value one cent ($.01) per share (the "Common Stock").

              THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Section 242 of the DGCL, adopted resolutions authorizing and approving this Certificate of Amendment. Thereafter, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.

              FOURTH: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation shall be effective upon filing with the Delaware Secretary of State.

              IN WITNESS WHEREOF, the undersigned has executed this amendment on this                         day of                        , 2016.

Robert A. Tidd
Corporate Secretary

A-1

Please mark your votes as indicated in this example   ☐

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

VOTE ON DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES IDENTIFIED BELOW:

1.     The election as directors of the nominees listed (except as marked to the contrary below)

Kenneth A. Boudreau, John J. Carona, Ayad A. Fargo, Steven R. Gardner, Joseph L. Garrett, John D. Goddard, Jeff C. Jones, Michael L. McKennon, Zareh H Sarrafian, and Cora M. Tellez.

FOR ☐   WITHHOLD ☐ FOR ALL EXCEPT

Instructions: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the nominee’s name in the space provided below:

(Write that nominee’s name in the space provided below.)

VOTE ON PROPOSALS

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE FOLLOWING PROPOSALS:

2.              To approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers.

FOR ☐   AGAINST  ☐ ABSTAIN ☐

3.              To approve an amendment to the Company’s Certificate of Incorporation to increase the Company’s authorized shares of common stock from 50,000,000 to 100,000,000 shares.

FOR ☐   AGAINST  ☐ ABSTAIN ☐

4.              To ratify the appointment of Vavrinek, Trine, Day & Co., LLP as the Company’s independent auditor for the fiscal year ending December 31, 2016.

FOR ☐   AGAINST  ☐ ABSTAIN ☐

5.              To adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve Item 3.

FOR ☐   AGAINST  ☐ ABSTAIN ☐

Signature:	Signature:	Date:

(This proxy should be marked, dated, and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.  If shares are held by joint tenants or as community property, both should sign.)

FOLD AND DETACH HERE

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2016:

The proxy materials for this Annual Meeting of Stockholders are available over the Internet at www.voteproxy.com.

VOTE BY MAIL, INTERNET OR TELEPHONE (24 hours a day, 7 days a week)

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

MAIL

If you received printed materials, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.  If you did not receive a printed proxy card and wish to vote by mail, you may do so by requesting a paper copy of the proxy materials (as described in the Proxy Statement), which will include a proxy card.

or

INTERNET

Access “www.voteproxy.com” up until 11:59 p.m., Eastern Time, on May 30, 2016 and follow the on-screen instructions.  Have your proxy card available when you access the web page.

or

TELEPHONE

1-800-PROXIES (1-800-776-9437) in the United States

Or

(1-718-921-8500) from foreign countries

Use any touch tone telephone to vote your proxy up until 11:59 p.m., Eastern Time, on May 30, 2016.  Have your proxy card in hand when you call.  You will be prompted to enter your control number, located in the box below, and then follow the directions given.

If you vote by telephone or internet

you do NOT need to mail back your proxy card.

THANK YOU FOR VOTING

REVOCABLE PROXY

PACIFIC PREMIER BANCORP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

May 31, 2016

9:00 a.m., Pacific Time

The undersigned hereby appoints the official proxy committee of the Board of Directors of Pacific Premier Bancorp, Inc. (the “Company”), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on May 31, 2016 at 9:00 a.m., Pacific Time, at the Company’s corporate headquarters located at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, and at any and all adjournments thereof, as indicated on the back of this proxy.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” the election of each of the nominees for director named on the reverse side and “FOR” Items 2, 3, 4 and 5.  If any other business is presented at the Annual Meeting of Stockholders, this proxy will be voted by the official proxy committee of the Board of Directors of the Company in their best judgment.  At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting of Stockholders.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated April [•], 2016.

(Continued on the other side — important to mark, date and sign on the other side)

Detach here from proxy voting card.